UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HRG GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HRG Group, Inc.

450 Park Avenue, 29th Floor

New York, New York 10022

June 15, 2015

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of HRG Group, Inc., to be held on July 13, 2015, at 10:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.

At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. We will also consider any additional business that may be properly brought before the Annual Meeting.

If you wish to attend the Annual Meeting in person, you must reserve your seat by July 6, 2015 by contacting our Investor Relations Department at (212) 906-8560. Additional details regarding requirements for admission to the Annual Meeting are described in the proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department at (212) 906-8560 or our proxy solicitor, Georgeson Inc., toll-free, at (866) 856-6388. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, American Stock Transfer & Trust, by telephone at (800) 937-5449 (within the U.S.) or (718) 921-8124 (International). If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting or your stock ownership.

Stockholders of record can vote their shares by attending the Annual Meeting or by submitting a proxy through the mail, over the Internet, or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Please make sure to read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy or following the enclosed voting instruction card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name, you should vote your shares in accordance with the instructions of your bank or brokerage firm or other nominee.

We appreciate your continued interest in HRG Group, Inc.

Sincerely,

Omar M. Asali President and Chief Executive Officer

HRG Group, Inc.

450 Park Avenue, 29th Floor

New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 13, 2015

June 15, 2015

To Our Stockholders:

We will hold the Annual Meeting of Stockholders (“Annual Meeting”) of HRG Group, Inc., a Delaware corporation (the “Company,” “HRG,” “we,” “us” or “our”), on July 13, 2015 at 10:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064. The purposes of the Annual Meeting are to:

1. elect three Class II directors;

2. ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015; and

3. to approve amendments to the Company’s Certificate of Incorporation, to restrict certain transfers of our common stock in order to protect the tax benefits of our net operating loss carry-forwards.

Our Board of Directors recommends a vote FOR the nominees in Proposal 1 and FOR Proposals 2 and 3. These proposals are described in the attached proxy statement, which you are encouraged to read fully. Stockholders will also consider any additional business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof. At our 2011 Annual Meeting, our Board of Directors and a majority of our stockholders approved that we hold future advisory votes on executive compensation every three years. Therefore, the next advisory vote on the compensation of the Company’s named executive officers will be held in 2017.

If you wish to attend the Annual Meeting in person, you must reserve your seat by July 6, 2015 by contacting our Investor Relations Department at (212) 906-8560. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Our Board of Directors has set the close of business on May 22, 2015 as the record date for the Annual Meeting (the “Record Date”). The stock transfer books of the Company will not be closed following the Record Date, but only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Annual Meeting and will also be available for ten days prior to the meeting, during normal business hours, at the principal office of the Company, located at 450 Park Avenue, 29th Floor, New York, New York 10022.

The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Ehsan Zargar Senior Vice President, General Counsel and Corporate Secretary

HRG Group, Inc.

450 PARK AVENUE, 29th FLOOR

NEW YORK, NEW YORK 10022

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

THE REGISTRANT INTENDS TO DISTRIBUTE

DEFINITIVE COPIES OF THIS PROXY STATEMENT

TO SECURITY HOLDERS

ON OR ABOUT JUNE 15, 2015

HRG GROUP, INC.

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING

Why am I receiving these materials?

This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are being furnished to the stockholders of HRG Group, Inc. (the “Company,” “HRG,” “we,” “us” or “our”) by the Board of Directors of the Company (the “Board” or “Board of Directors”) to solicit your proxy to vote at the 2015 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (the “Annual Meeting”) to be held on July 13, 2015, at 10:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.

This Proxy Statement summarizes the information that holders of shares of our common stock (“Common Stock”) need to vote at the Annual Meeting. Unless stated otherwise herein or the context requires otherwise, references to “shares” means shares of our Common Stock, and “stockholder” means a holder of our Common Stock.

We will begin mailing this Proxy Statement, along with the proxy card and the other materials listed below, on or about June 15, 2015. To ensure that your proxy is voted at the Annual Meeting, your proxy should be received no later than 5:00 p.m., Eastern Time, on July 10, 2015 if given by mail, or by 11:59 p.m., Eastern Time, on July 12, 2015 if submitted by telephone or over the Internet.

We have requested that banks, brokerage firms and other nominees who hold shares on behalf of the beneficial owners of our shares (such stock is often referred to as being held in “street name”) as of the close of business on May 22, 2015 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What materials am I receiving?

You are receiving:

1. this Proxy Statement for the Annual Meeting;

2. a proxy card or voting instruction form for the Annual Meeting;

3. the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (“Fiscal 2014”), as filed with the Securities and Exchange Commission (the “SEC”), on November 21, 2014 (the “2014 Annual Report”); and

4. Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for Fiscal 2014, as filed with the SEC on January 28, 2015.

What is the purpose of the Annual Meeting?

At the Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon three proposals to:

1. Elect Messrs. Steinberg, Glovier and Maura as Class II directors;

2. Ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 (“Fiscal 2015”); and

3. Approve amendments to the Company’s Amended and Restated Certificate of Incorporation (“Charter”), to restrict certain transfers of our common stock in order to protect the tax benefits of our net operating loss carry-forwards.

You may also be asked to consider and vote to transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof. Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion.

Who are the nominees for election and what would be the size and composition of the Board and its standing committees following their election?

The nominees for election as Class II directors at the Annual Meeting are Messrs. Steinberg, Glovier and Maura. See “Proposal 1 Election of Directors — Nominees for Election as Directors” for our nominees’ biographical information. Mr. Steinberg was appointed by our Board on July 1, 2014 and has served as Chairman of the Board since December 1, 2014. Mr. Glovier and Mr. Maura were appointed by our Board on February 19, 2015 and May 12, 2011, respectively. Messrs. Davis and Whittaker will continue as Class I directors and Messrs. Asali, Ianna and Luterman will continue as Class III directors. See “Proposal 1 Election of Directors — Continuing Directors.”

As of the date hereof, Messrs. Davis, Glovier, Ianna, Luterman, Steinberg and Whittaker are “independent” directors under the applicable SEC rules, the NYSE Listed Company Manual and other rules (“NYSE Rules”) and the Company’s Corporate Governance Guidelines. As of the date hereof, our Audit Committee is comprised of Messrs. Luterman (Chairman), Davis and Ianna. Messrs. Luterman, Davis and Ianna qualify as “audit committee financial experts,” as defined by Item 407(d)(5)(ii) of Regulation S-K. As of the date hereof, our Compensation Committee is comprised of Messrs. Davis (Chairman), Glovier, Ianna, Luterman and Steinberg. As of the date hereof, our Nominating and Corporate Governance Committee (our “NCG Committee”) is comprised of Messrs. Ianna (Chairman), Davis, Glovier, Luterman and Steinberg.

Pursuant to the certificate of designation governing our Series A Participating Convertible Preferred Stock, dated May 12, 2011 (“Preferred Stock Certificate”), CF Turul LLC, an affiliate of Fortress Investment Group LLC (“Fortress”), appointed Mr. Glovier to our Board and our Board appointed Mr. Glovier as a member of our Compensation Committee and our NCG Committee. Pursuant to a Letter Agreement, dated March 18, 2014, between HRG and Leucadia (the “Letter Agreement”), Leucadia has appointed Messrs. Steinberg and Whittaker to our Board. Mr. Steinberg currently serves as Chairman of the Board and is a member of the Compensation Committee and NCG Committee.

What does our Board recommend?

Our Board recommends that you vote FOR the nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

Who can vote?

Our Board has fixed the close of business on May 22, 2015 as the date to determine the stockholders who are entitled to attend and vote at the Annual Meeting (the “Record Date”). On the Record Date, our outstanding capital stock consisted of 201,210,539 shares of Common Stock, which was held by approximately 1,619 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval.

Can I obtain a list of stockholders entitled to vote at the Annual Meeting?

At the Annual Meeting, and at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, 450 Park Avenue, 29th Floor, New York, New York 10022, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust. Our proxy materials were sent directly to you by the Company and you can vote your shares as instructed on the accompanying proxy card.

Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” Our proxy materials were forwarded to you by that organization, and their instructions for voting your shares should accompany this Proxy Statement.

How do I attend the Annual Meeting and do I need to do anything in advance to attend?

All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (212) 906-8560 by July 6, 2015 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the Record Date, along with a form of photo identification. Registration will begin at 9:30 a.m., Eastern Time and the Annual Meeting will begin at 10:00 a.m., Eastern Time. Please note that the use of cameras and other recording devices will not be allowed at the Annual Meeting.

If I am a stockholder of record, how do I vote and what are the voting deadlines?

Stockholders of record. If you are a stockholder of record, there are several ways for you to vote your shares:

•

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope by following the instructions that appear on the proxy card. Proxy cards submitted by mail must be received no later than 5:00 p.m., Eastern Time, on July 10, 2015 to be voted at the Annual Meeting.

•

By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on July 12, 2015 to be voted at the Annual Meeting.

•

In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

I hold my shares in “street name,” how do I vote and what are the voting deadlines?

If you are a beneficial owner of your shares, you should have received voting instructions from the bank, brokerage firm or other nominee holding your shares. You should follow such instructions in order to instruct your bank, brokerage firm or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, brokerage firm or other nominee holding your shares. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Can I revoke or change my vote after I submit my proxy?

Stockholders of record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date, since only your latest proxy card received no later than 5:00 p.m., Eastern Time, on July 10, 2015 will be counted;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest Internet or telephone vote received by 11:59 p.m., Eastern Time, on July 12, 2015 will be counted;

•	attending the Annual Meeting in person and voting again; or

•

delivering a written revocation to Ehsan Zargar, Senior Vice President, General Counsel & Corporate Secretary at HRG Group, Inc., 450 Park Avenue, 29th Floor, New York, NY 10022, no later than 5:00 p.m., Eastern Time, on July 10, 2015.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.

What is a “quorum”?

We may hold the Annual Meeting only if a “quorum” is present, either in person or by proxy. A “quorum” is a majority of our outstanding shares entitled to vote on the Record Date. Your shares will be counted towards establishing a quorum if you vote by mail, telephone, or over the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have established a quorum.

What if I do not give specific instructions?

Stockholder of record. If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owner of shares held in “street name.” If your shares are held in “street name” and you do not give specific voting instructions to your nominee, then, under the NYSE Rules, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is generally referred to as a “broker non-vote.”

Which ballot measures are “routine” or “non-routine”?

Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2015) is considered routine under applicable rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

Proposal 1 (election of directors) and Proposal 3 (NOL protective amendment to our Charter) are considered non-routine matters under applicable rules. A brokerage firm or other nominee cannot vote without instructions on non-routine matters. Therefore, if you hold your shares in street name, it is critical that you give instructions on how to cast your vote with respect to these non-routine matters if you want your votes to count. If you do not instruct your bank, brokerage firm or other nominee how to vote on these non-routine matters, no votes will be cast on your behalf.

What vote is required to approve the proposals?

Each director nominee who receives an affirmative vote by the holders of a plurality of the votes cast will be elected a director (Proposal 1).

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our Board’s appointment of KPMG as our independent registered public accounting firm for Fiscal 2015 (Proposal 2).

The affirmative vote of holders of at least fifty percent (50%) of our common stock outstanding is required to approve the proposed amendments to our Certificate of Incorporation (Proposal 3).

•

Proposal 1. Each director nominee who receives an affirmative vote by the holders of a plurality of the votes cast will be elected a director. Shares present in person or proxy that are marked “WITHHOLD”, shares that are present in person or proxy but not voted and shares not present in person or by proxy will be excluded entirely from the vote.

•

Proposal 2. The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our Board’s appointment of KPMG as our independent registered public accounting firm for Fiscal 2015. Shares marked as “ABSTAIN” and shares that are present in person or by proxy but not voted will be considered present at the Annual Meeting and will have the effect of a vote against this proposal. Shares not present in person or by proxy will be excluded entirely from the vote.

•

Proposal 3. The affirmative vote of holders of at least fifty percent (50%) of our common stock outstanding is required to approve the proposed amendments to our Certificate of Incorporation. Shares marked as “ABSTAIN”, shares that are present in person or by proxy but not voted and shares not present in person or by proxy will have the effect of a vote against this proposal.

How are broker “non-votes” and abstentions treated?

Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

Broker “non-votes” and abstentions will: (i) have no effect on the outcome of the votes on Proposal 1 (election of directors) because this proposal is determined by a plurality vote; (ii) have the effect of a vote against Proposal 2 (ratification of KPMG’s appointment as auditors) because approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote; and (iii) have the effect of a vote against Proposal 3 (NOL protective amendment to our Charter) because approval of this proposal requires the affirmative vote of a majority of our common stock outstanding.

Who will count the votes and serve as the inspector of election?

The Company expects to engage American Stock Transfer & Trust as the independent inspector of election to tabulate stockholder votes at the Annual Meeting. In the event American Stock Transfer & Trust is not engaged, one or more persons appointed by the Company will serve as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of our Board. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. The Company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We have engaged Georgeson Inc. (“Georgeson”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $7,500. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable charges and expenses to forward our proxy materials to their customers or principals.

What is the deadline to propose actions for consideration at the 2016 Annual Meeting of Stockholders?

We expect to hold our 2016 Annual Meeting of Stockholders in January 2016. For a stockholder’s proposal to be considered timely for inclusion in our proxy statement and form of proxy relating to the 2016 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8, such proposal must be received by us within a reasonable time prior to the Company beginning to print and distribute its proxy materials in connection with such meeting.

For a stockholder’s proposal to be considered timely for consideration at our 2016 Annual Meeting of Stockholders (without inclusion in the proxy statement for such meeting pursuant to Rule 14a-8), it must be received by us no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us.

Where can I find voting results?

We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results from the Annual Meeting in a Current Report on Form 8-K within four business days of the date of the Annual Meeting. You will also be able to find the results on our website at www.hrggroup.com.

What is our policy with respect to the attendance of our directors at Board and standing committee meetings and annual meetings of stockholders?

The Board held a total of 25 meetings during Fiscal 2014. In addition, a special committee of the independent directors of our Board operated on an ad hoc basis, holding 8 meetings during Fiscal 2014. Other standing committees of the Board, consisting of the Audit Committee, the Compensation Committee and the NCG Committee, held an additional 4, 24 and 6 meetings, respectively, during Fiscal 2014. The Board and the directors recognize the importance of director attendance at Board and committee meetings. Attendance at Board and committee meetings was at least 75% for each director. The Company does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but we strongly encourage all of our directors to attend. All of our directors attended the 2014 Annual Stockholders Meeting.

How can stockholders communicate with our Board?

Stockholders may communicate with our Board by writing to the Board of Directors, HRG Group, Inc., 450 Park Avenue, 29th Floor, New York, New York 10022. Please see the additional information in the section captioned “Communications with our Board.”

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, if you contact Georgeson, our proxy solicitor, using the following contact information:

Georgeson Inc.

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Banks, Brokers and Stockholders call toll-free:

(866) 856-6388

In addition, a copy of proxy materials, as well as the documents we file with the SEC, are available on our website at www.hrggroup.com; the materials furnished with this Proxy Statement include a copy of the Company’s 2014 Annual Report together with Amendment No. 1 thereto and supplemental information as filed with the SEC (but such material is not incorporated by reference into our proxy materials).

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

Our principal executive offices are located at 450 Park Avenue, 29th Floor, New York, New York 10022. You may contact our Investor Relations Department by phone at (212) 906-8560 or by email at investorrelations@hrggroup.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on July 13, 2015.

The Proxy Statement and other proxy materials are available on the Company’s website at www.hrggroup.com under the heading “Annual Meeting and Materials.”

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Georgeson Inc.

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Banks, Brokers and Stockholders call toll-free:

(866) 856-6388

PROPOSAL 1

ELECTION OF DIRECTORS

Our Charter provides for the division of our Board into three classes of as nearly equal number of directors as possible. As of the date hereof, Class I is comprised of two directors and each of Class II and Class III is comprised of three directors.

The term of each class of directors is three years, with the term for one class expiring each year in rotation. As a result, one class of directors is elected at each annual stockholders meeting for a term of three years and to hold office until their successors are elected and qualified or until their earlier death, removal or resignation. The term of the current Class II directors expires at the Annual Meeting.

Currently, our NCG Committee, composed entirely of independent directors under the NYSE Rules, proposes nominees for service to our Board and such nominees are reviewed and approved by the entirety of our Board. We formed our NCG Committee on September 27, 2013, which was the date we ceased to qualify as a “Controlled Company” under the NYSE Rules. Prior to September 27, 2013, our entire Board served as our nominating/corporate governance committee to propose director nominees and approve nominees to our Board. Our NCG Committee and our Board recommend that each nominee for director be elected at the Annual Meeting. The nominees are Joseph S. Steinberg, Curtis A. Glovier and David M. Maura. The nominees have consented to continue to serve as directors if elected. Mr. Steinberg has served as Chairman of the Board of HRG since December 2014 and as a director of HRG since July 2014. Mr. Glovier has served as a director of HRG since February 2015. Mr. Maura has served as Managing Director and Executive Vice President of Investments of HRG since October 2011 and as a director of HRG since May 2011. In accordance with our Charter, our Board may at any time increase the size of our Board by fixing the number of directors that constitute our whole Board, including increasing the size of the Board pursuant to, and in accordance with, the Preferred Stock Certificate and/or the Letter Agreement. In addition, if a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as our Board may recommend. Proxies cannot be voted for a greater number of persons than are included in the class of directors — this year that number is three.

Nominees for Election as Directors

Class II Directors — Nominees — Three Year Term Expiring 2018

Joseph S. Steinberg, age 71, has served as Chairman of the Board of HRG since December 2014 and as a director of HRG since July 2014. Mr. Steinberg is Chairman of the board of directors of Leucadia, which is a significant stockholder of HRG. He has served as a director of Leucadia since December 1978 and as President from January 1979 until March 1, 2013, when he became the Chairman of the Leucadia board of directors. Mr. Steinberg has served as Chairman of the board of directors of HomeFed Corporation since 1999 and as a HomeFed director since 1998. Mr. Steinberg also serves on the board of directors of Crimson Wine Group, Ltd. Mr. Steinberg has served as a director of Jefferies Group, LLC (“Jefferies”) since April 2008. Mr. Steinberg previously served as a director of Mueller Industries, Inc. from September 2011 to September 2012. We nominated Mr. Steinberg because of his extensive managerial, finance and investing experience, which will strengthen the Board’s collective qualifications, skills and experience.

Curtis A. Glovier, age 51, has served as a director of HRG since February 2015. Mr. Glovier currently serves as a Managing Director at Fortress, which, through its affiliated funds, is a significant stockholder of HRG. Prior to joining Fortress in 2007, Mr. Glovier served as a Managing Director and Co-Head of the Middle Market Buyout Group at Perseus, LLC. Prior to joining Perseus, LLC in 2000, he was a Managing Director of Nassau Capital. Prior to joining Nassau Capital, Mr. Glovier worked at Goldman, Sachs & Co. in the Mergers & Acquisitions, Structured Finance and Leveraged Buyout groups, and was also a management consultant at The Boston Consulting Group. Mr. Glovier has served as a director of several companies in a variety of industries, including the financial services, branded consumer products, pharmaceutical and alternative energy areas. He currently serves on the board of directors of CarCor Investment Holdings LLC, Omnisure Group, LLC and SNAAC Investors LLC. Mr. Glovier has also served on the board of the directors of Opus Bank, a publicly traded bank, since September 2010. Mr. Glovier holds a B.A. from Princeton University, a M.Ec. from James Cook University in Australia, and an M.B.A. as a Palmer Scholar from The Wharton School at the University of Pennsylvania. We nominated Mr. Glovier because of his extensive managerial, finance and investing experience, which will strengthen the Board’s collective qualifications, skills and experience.

David M. Maura, age 42, has served as Managing Director and Executive Vice President of Investments of HRG effective as of October 2011 and as a director of HRG since May 2011. Mr. Maura has also served as the Chairman of the board of directors of Spectrum Brands Holdings, Inc. (“Spectrum Brands”), a subsidiary of HRG, since July 2011 and as the interim Chairman of the board of directors of Spectrum Brands and as one of its directors since June 2010. Prior to becoming Managing Director and Executive Vice President of Investments at HRG, Mr. Maura was a Vice President and Director of Investments of Harbinger Capital Partners LLC (“Harbinger Capital”), a significant stockholder of HRG. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. During the past five years, Mr. Maura has served on the board of directors of Russell Hobbs, Inc. (formerly Salton, Inc.), Applica Incorporated, and Ferrous Resources Ltd. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder. We nominated Mr. Maura because of his extensive managerial, finance and investing experience, which will strengthen the Board’s collective qualifications, skills and experience.

Vote Required

To be elected as a Class II director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his election to a particular directorship will be elected to that directorship.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS.

Continuing Directors

Class III Directors — Terms Expiring 2016

Omar M. Asali, age 44, has served as Chief Executive Officer of HRG since March 2015, as President of HRG effective as of October 2011, as Acting President since June 2011 and as a director of HRG since May 2011. Mr. Asali is responsible for overseeing the day-to-day activities of HRG, including M&A activity and overall business strategy for HRG and HRG’s underlying subsidiaries. Mr. Asali has been directly involved in all of HRG’s acquisitions across all sectors, and he is actively involved in HRG’s management and investment activities. Mr. Asali is also the Vice Chairman of the board of Spectrum Brands, Chairman of the board of HGI Asset Management Holdings, LLC, a director of Fidelity & Guaranty Life (“FGL”), Front Street Re (Cayman) Ltd. (“Front Street Cayman”), Zap.Com Corporation (“Zap.Com”) and Compass Production GP, LLC, each of which is a subsidiary of HRG, and a member of the investment committee of CorAmerica Capital, LLC (“CorAmerica”), Five Island Asset Management, LLC, FIAM Capital Management, LLC, Energy & Infrastructure Capital, LLC (“EIC”) and Salus Capital Partners, LLC (“Salus”), each of which is a subsidiary of HRG. Prior to becoming President of HRG, Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital, a significant stockholder of HRG. Prior to joining Harbinger Capital in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (“Goldman Sachs HFS”) where he helped manage approximately $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group. Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career working for a public accounting firm. Mr. Asali received an MBA from Columbia Business School and a B.S. in Accounting from Virginia Tech.

Frank Ianna, age 66, has served as a director of HRG since April 2013. Mr. Ianna has served as director of Sprint Corporation since 2009. Mr. Ianna served as a director of Clearwire Corporation from November 2008 until June 2011 and as a director of Tellabs, Inc. from 2004 until 2013. Mr. Ianna served on the board of trustees of the Stevens Institute of Technology between 1997 and 2007 and as chairman of its subsidiary, Castle Point Holdings, Inc., between 2006 and 2007. Mr. Ianna has also served as a director of a number of private companies and non-profit organizations. Mr. Ianna retired from AT&T, Inc. in 2003 after a 31-year career serving in various executive positions, most recently as President of AT&T Network Services. Mr. Ianna serves as a consultant for McCreight & Company, a consulting company based in Connecticut. Mr. Ianna received his undergraduate degree from the Stevens Institute in Electrical Engineering in 1971 (BEEE), and his Master’s Degree from MIT in 1972 (MSEE) and completed the Program for Management Development (PMD), an Executive Education Program of the Harvard Business School in 1985.

Gerald Luterman, age 71, has served as a director of HRG since April 2013. Mr. Luterman has been a director of Florida Community Bank since January 2010. Mr. Luterman also serves as a director of a number of private companies and non-profit organizations. Mr. Luterman also served as Interim Chief Financial Officer of NRG Energy, Inc. (“NRG”) from November 2009 through May 2010. Mr. Luterman was Executive Vice President and Chief Financial Officer of KeySpan Corporation from August 1999 to September 2007. Mr. Luterman has more than 30 years of experience in senior financial positions with companies including American Express Company, Booz Allen & Hamilton, Inc., Emerson Electric Company and Arrow Electronics. Mr. Luterman also served as a director of NRG from April 2009 to 2014, IKON Office Solutions, Inc. from November 2003 until August 2008 and U.S. Shipping Partners L.P. from May 2006 until November 2009. Mr. Luterman previously qualified as a Canadian Chartered Accountant and graduated from McGill University in Montreal, earning a Bachelor of Commerce Degree in Economics in 1965 and a MBA from Harvard Business School in 1967.

Class I Directors — Terms Expiring 2017

Eugene I. Davis, age 60, has served as a director of HRG since February 2014. Mr. Davis has been the Chairman and Chief Executive Officer of Pirinate Consulting Group LLC (“Pirinate”), a privately held consulting firm, since 1999. Pirinate specializes in turnaround management, merger and acquisition consulting and strategic planning advisory services for public and private business entities. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. Mr. Davis currently serves as director of the following public companies: Spectrum Brands, a subsidiary of HRG, WMI Holdings Corp. and U.S. Concrete, Inc. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Delta Airlines, Dex One Corp., Foamex International Inc., Footstar, Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., JGWPT Holdings Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., Tipperary Corporation, Trump Entertainment Resorts, Inc., Viskase, Inc. and YRC Worldwide, Inc. Mr. Davis holds a Bachelor of Arts in International Politics from Columbia University, Columbia College, a Masters in International Affairs, International Law and Organization from Columbia University’s School of International Affairs and a Juris Doctor from Columbia University’s School of Law.

Andrew Whittaker, age 53, has served as a director of HRG since July 2014. Mr. Whittaker has been the Vice Chairman of Leucadia, a significant stockholder of HRG, since 2014 and has been Vice Chairman of Jefferies, a subsidiary of Leucadia, since 2002. Mr. Whittaker has served as a member of the board of directors of Jefferies Finance LLC since 2004. Mr. Whittaker has been a member of the Jefferies Executive Committee for the past 19 years. He was formerly the Co-Head of Investment Banking at Jefferies. Mr. Whittaker has over 27 years of investment banking experience in a broad range of industries. Mr. Whittaker received an MBA from Harvard Business School and a BA from Dartmouth College.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2015. KPMG has served as the Company’s independent registered public accounting firm since January 2011. Our Audit Committee considers KPMG to be well qualified.

Although stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by our Audit Committee and our Board. This proposal will be ratified if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, and a quorum is present. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of the Company and its stockholders. We expect that a representative of KPMG will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.

To the Company’s knowledge, neither KPMG nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as the Company’s independent registered public accounting firm.

For information about the professional services rendered by KPMG to us for Fiscal 2014, please see the section of this Proxy Statement captioned “Principal Accountant Fees and Services.”

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our appointment of KPMG as our independent registered public accounting firm for Fiscal 2015.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

PROPOSAL 3

APPROVAL OF NOL PROTECTIVE AMENDMENT TO OUR CHARTER TO PRESERVE CERTAIN TAX BENEFITS

The Board has approved and recommends that the stockholders approve a proposed amendment of the Charter to add a new Article XII to the Charter that will create restrictions on transfers and ownership of our common stock in order to preserve our NOLs and other tax benefits.

Background Information Regarding Applicable Transfer and Ownership Restrictions

In recent years, we have generated significant net operating losses for U.S. federal income tax purposes (collectively, “NOLs”) and are expected to generate additional NOLs in future years. As of December 31, 2014, we had NOLs for U.S. federal income tax purposes of approximately $691 million, including approximately $200 million of NOLs estimated for 2014; of this amount, approximately $390 million are subject to limitation on use as a result of an “ownership change” (as described below) we experienced in 2013. Under federal tax laws, and subject to certain requirements and restrictions, we can generally “carry forward” NOLs to offset current and future earnings until they expire (in the case of our existing NOLs, between 2029 and 2035), thus reducing our income tax liability.

The benefit of our NOLs can be reduced under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) if we experience a future “ownership change,” as defined in Section 382 of the Code. In general, an ownership change occurs if there is a cumulative increase in ownership by “5-percent shareholders” (within the meaning of Section 382 of the Code) that exceeds fifty (50) percentage points over a rolling three-year period. If we were to experience a future ownership change, then the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOL carryforwards from periods prior to such ownership change generally could not exceed the product obtained by multiplying (i) the aggregate value of our stock immediately prior to the ownership change (with certain adjustments) by (ii) the then applicable federal long-term tax exempt rate; the resultant product is referred to as the Section 382 limitation. This Section 382 limitation is subject to certain adjustments. It is also possible in such a circumstance that the Section 382 limitation may be reduced to zero in the event we are deemed to have failed to continue the business enterprise that we engaged in before the ownership change for the two-year period following the ownership change. Thus, an ownership change could significantly reduce our annual utilization of our current and projected NOL carryforwards and cause a substantial portion or all of such NOL carryforwards to expire prior to their use.

As noted earlier, in September 2013, we experienced an “ownership change” as defined under Section 382 of the Code and applicable Treasury regulations that, to a certain extent, already limits the availability of our NOLs to offset taxable income. We believe that approximately $301 million of our NOLs (comprised of $101 million of NOLs for 2013 and $200 million of estimated NOLs for 2014) are not currently subject to any limitation under Section 382 of the Code. It is expected that additional NOLs will be generated for 2015. To the extent that our NOLs do not otherwise become further limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore, these NOLs could be a substantial asset to us. As of April 2015, we estimate that our cumulative change during the current rolling three-year period is approximately 24%.

We believe the best interests of the Company and its stockholders will be served by adopting an amendment to our Charter that is designed to reduce the likelihood of an “ownership change” by restricting certain direct and indirect acquisitions and dispositions of our common stock (and certain other interests in the Company that are treated as stock for U.S. federal tax purposes). The restrictions imposed under the proposed amendment would apply to direct and indirect holders of, or persons who would become holders of, 4.9% or more of our common stock (and certain other interests in the Company that are treated as stock for U.S. federal tax purposes). We refer to these provisions below as the charter transfer restrictions. On June 1, 2015, the Board approved and declared advisable the form of charter amendment, which includes the charter transfer restrictions to protect us from a possible limitation on our ability to use our NOLs and other tax benefits. Stockholders are urged to read carefully the charter amendment, a form of which is attached hereto as Annex A, which will become effective upon the filing and effectiveness of the charter amendment with the Secretary of State of the State of Delaware only if our stockholders approve and adopt the form of charter amendment (which includes the charter transfer restrictions). While we currently believe that an ownership change has not occurred since September 2013, if our stockholders do not approve Proposal 3, and another ownership change were to occur, the limitations imposed by Section 382 of the Code could result in a material amount of our current and projected NOLs expiring unused and, therefore, significantly impair the future value of our deferred tax assets.

Summary of Transfer Restrictions in the Charter

The following is a summary of the proposed charter transfer restrictions that will be set forth in the charter amendment. This summary is qualified in its entirety by reference to the full text of the proposed amendment, which is attached hereto as Annex A. Stockholders are urged to read in their entirety the charter transfer restrictions set forth in the accompanying Annex A.

Prohibited Transfers

The charter transfer restrictions generally will restrict any direct or indirect acquisition or disposition (which we refer to in this section as a transfer) of our equity securities (such as transfers of our common stock, any other interests that would be treated as “stock” of the Company under applicable Treasury regulations and warrants, rights or options to purchase any of the preceding securities (which we collectively refer to as corporation securities), including transfers that result from the transfer of interests in other entities that own our common stock) if:

1. the effect of the transfer would be to:

(a) cause the percentage stock ownership of corporation securities for purposes of Section 382 of the Code of the transferee or any other person to be at least 4.9%; or

(b) increase the percentage stock ownership of corporation securities for purposes of Section 382 of the Code of the transferee or any other person that prior to giving effect of the transfer holds at least 4.9%; or

2. the purported transferor is identified as a “5-percent shareholder” of the Company pursuant to Section 382 of the Code.

Transfers that are proscribed under the charter transfer restrictions include sales to a person (or to a group of persons treated as an “entity” under the applicable tax rules) whose resulting percentage ownership (direct or indirect) of corporation securities would exceed the 4.9% threshold discussed above or a person (or group) that is or would be a “5-percent shareholder.”

Complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related Treasury regulations) will apply in determining whether a person or group of persons owns 4.9% or more of the Company or constitutes a “5-percent shareholder” under Section 382 of the Code, and whether one or more stockholders who each own less than five percent of the Company will be aggregated and treated as one or more “public groups,” each of which would itself be treated as a “5-percent shareholder” under Section 382 of the Code. The charter transfer restrictions do not proscribe transfers of corporation securities from and to small holders whose ownership (including by way of attribution or otherwise) does not render them either a “5-percent shareholder” or an owner of at least 4.9% of corporation securities and who are, consequently, treated as members of a “public group” under the applicable tax rules.

As a result of these rules, the charter transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our common stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than the Company, such as an interest in an entity that, directly or indirectly, owns our stock or other corporation securities. The charter transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382 of the Code) in respect of our stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership. As noted earlier, the charter transfer restrictions generally do not apply to transactions between persons who are members of a “public group” within the meaning of Section 382 of the Code. The charter transfer restrictions also do not proscribe transfers between two parties neither of whom is a “5-percent shareholder” or is or would become an owner of at least 4.9% of corporation securities.

The charter transfer restrictions will include the right for the Company to require a proposed transferee, as a condition to registration of a transfer of any corporation securities or the payment of any dividend or distribution on corporation securities, to provide all information reasonably requested regarding such person’s direct and indirect ownership of corporation securities. The charter transfer restrictions may result in the delay or refusal of certain requested transfers of corporation securities. However, no transfer will preclude the settlement of any transaction entered into through any securities exchange through which the corporation securities are then traded; provided, that no such settlement will affect the treatment of a transfer as prohibited under the charter transfer restrictions or alter the consequences of such treatment under the charter transfer restrictions.

Consequences of Prohibited Transfers

Upon adoption of the charter amendment, and as a result of the transfer and ownership restrictions contained therein, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee, and the purported transferee would not be recognized as the owner of any corporation securities (including our common stock) owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares. Corporation securities acquired in violation of the charter transfer restrictions are referred to as excess securities.

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer certificates or other evidence of ownership of the excess securities to our agent along with any dividends or other distributions paid with respect to such excess securities. In the case of a prohibited acquisition, our agent is required to sell such excess securities in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the charter transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess securities received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, equal to the amount paid by the purported transferee to acquire such excess securities, and the balance of the proceeds, if any, will be distributed to one or more unrelated charitable beneficiaries identified and selected by us. If the excess securities are sold by the purported transferee, such person will be treated as having sold the excess securities on behalf of the agent, and will be required to remit all proceeds and any other distributions with respect to such excess securities to our agent (except if and to the extent we grant written permission to the purported transferee to retain a portion of the proceeds in an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

With respect to any prohibited transfer in which the purported transferor is identified by us as a “5-percent shareholder” of the Company pursuant to Section 382 of the Code, such purported transferor must deliver the proceeds from such prohibited transfer to our agent, at which point our agent is required to sell any non-cash consideration in an arm’s-length transaction (or series of transactions). If, in such a case, the identity of the purported transferee is determined, our agent will (a) to the extent possible, return to the purported transferor all certificates or other evidence of ownership of excess securities (together with any dividends or other distributions that were received by the purported transferee from the Company with respect to the excess securities) and (b) reimburse the purported transferee up to an amount paid by such purported transferee for the excess securities (limited to and made from the sale proceeds received by the agent from the purported transferor and the agent’s sale of any non-cash consideration). If the identity of the purported transferee is not determined, or if the excess securities cannot be returned because they have been resold, the agent will use the proceeds received from the purported transferor and the agent’s sale of any non-cash consideration in order to acquire on behalf of the purported transferee, to the extent possible in an arm’s length transaction (or series of transactions), an amount of corporation securities equal to the amount of excess securities sold by the purported transferor. If the proceeds available to the agent from those sources are insufficient to fund the purchase price of such an amount of corporation securities and the agent’s cost and expenses, the purported transferor will be required to fund the deficiency.

With respect to any prohibited transfer that does not involve a transfer of corporation securities within the meaning of the DGCL, the following procedure will apply in lieu of those described above. In such case, no such purported transferee will be required to dispose of any interest that is not a corporation security, but such purported transferee and/or any person whose ownership of corporation securities is attributed to such purported transferee will be deemed to have disposed of (and will be required to dispose of) sufficient corporation securities, simultaneously with the transfer, to cause such purported transferee not to be in violation of the transfer restrictions, and such corporation securities will be treated as excess securities to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such purported transferee or such other person that was the direct holder of such excess securities from the proceeds of the sale by the agent being the fair market value of such excess securities at the time of the prohibited transfer. Any such direct holder of excess securities shall not be recognized as the owner of such excess securities for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such securities.

To the fullest extent permitted by law, any person who knowingly violates the charter transfer restrictions will be liable for any and all damages suffered by the Company as a result of such violation, including damages resulting from a reduction in, or elimination of, our ability to utilize the tax benefits associated with the NOLs and other tax attributes and any professional fees incurred in connection with addressing such violation.

Implementation; Expiration of the Charter Transfer Restrictions

If the charter amendment containing the charter transfer restrictions is approved and adopted at the Annual Meeting and the Board has not determined that the charter transfer restrictions are no longer in the best interests of the Company or its stockholders, the charter amendment will be filed with the Secretary of State of the State of Delaware. Upon the filing and effectiveness of the charter amendment, the charter transfer restrictions will become effective.

The restrictions on transfer and ownership imposed by the charter transfer restrictions will expire on the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if the Board reasonably determines that the charter transfer restrictions are no longer necessary or desirable for the preservation of NOLs or other tax benefits.

Modification and Waiver of Transfer Restrictions; Authority of the Board

The Board will have the discretion to approve a transfer of corporation securities that would otherwise violate the charter transfer restrictions. In deciding whether to permit a transfer that would otherwise violate the charter transfer restrictions, the Board will consider the possibility that the transfer, when combined with earlier or later (approved or otherwise unrestricted) transfers, could result in an ownership change that would limit our use of the NOL carryforwards, as described above. If, at the time of a proposed transfer, the Board has determined that no NOLs or other tax benefits of the Company may be carried forward, the charter transfer restrictions shall cease to apply. As a condition to granting its approval to an otherwise prohibited transfer, the Board may require an opinion of counsel (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOL carryforwards under Section 382 of the Code.

The Board will have the power to determine and interpret, in its sole discretion, all matters necessary for assessing compliance with the provisions of the charter transfer restrictions. These matters include (i) the identification of a 4.9% stockholder, (ii) whether a transfer is a prohibited transfer, (iii) the percentage stock ownership interest in the Company of any person for the purposes of Section 382 of the Code, (iv) whether an instrument constitutes a security of the Company, (v) the amount or fair market value due to a purported transferee pursuant to the alternate procedure described above, (vi) the interpretation of the provisions of the charter amendment and (vii) any other matters which the Board determines to be relevant. To the extent permitted by law, the good faith determination of the Board on such matters will be conclusive and binding on all persons and entities for purposes of the charter transfer restrictions.

In connection with its consideration of the charter transfer restrictions, the Board has provided to CF Turul, LLC (“CF Turul”), an affiliate of Fortress Investment Group LLC, the beneficial owner of 16.4% of our issued and outstanding common stock as of May 18, 2015, its approval, as required under the charter transfer restrictions, to make one or more distributions of our common stock on a substantially pro rata basis to the members of CF Turul (and by such members and their affiliates to the ultimate owners who are not entities sponsored or organized by Fortress Investment Group LLC), provided that such distributions do not result in increases in the percentage stock ownership of “5-percent shareholders” (including public groups) of an amount, in the aggregate, greater than three (3) percentage points. In accordance with the approval, CF Turul and the Company are expected to coordinate efforts in order to minimize any potential adverse impact of such distributions with respect to changes in ownership for purposes of Section 382 of the Code. In addition, pursuant to the Board’s authority to approve transfers that would otherwise be restricted by the charter transfer restrictions, the Board may evaluate, and depending upon the review of applicable facts and circumstances may at any time and from time to time provide other stockholders of the Company its approval, as required under the charter transfer restrictions, to make one or more transfers otherwise prohibited by the charter amendment. For instance, we expect that the Board will be asked to approve one or more transfers by funds affiliated with Harbinger Capital Partners LLC, the beneficial owner of approximately 17.8% of our issued and outstanding common stock as of May 18, 2015, that would otherwise be prohibited by the charter amendment.

Reasons for Charter Transfer Restrictions

The purpose of the charter transfer restrictions is solely to help preserve the long-term value of tax benefits associated with our accumulated and projected NOL carryforwards. The proposed transfer and ownership restrictions contained therein are designed to prohibit certain transfers of the Company’s securities in excess of amounts that, under provisions of the Code, could impair our ability to use our NOLs to reduce future income tax liability.

The charter transfer restrictions may have an anti-takeover effect because they will restrict the ability of a person or group from accumulating an aggregate of 4.9% or more of the corporation securities and the ability of persons or groups that will own 4.9% or more of the corporation securities (including our common stock) from acquiring additional corporation securities or transferring such corporation securities. The charter transfer restrictions are not in response to any effort to accumulate the common stock or to obtain control of the Company. We consider the charter transfer restrictions to be reasonable and in the best interests of the Company and its stockholders because the transfer and ownership restrictions contained therein reduce certain of the risks related to our ability to use our NOL carryforwards and other tax attributes in the future to reduce our tax liability. The Board has determined that the fundamental importance to our stockholders of maintaining the availability of our NOL carryforwards and other tax attributes is a more significant consideration than any indirect potential “anti-takeover” effect the charter transfer restrictions may have.

Effectiveness and Enforceability

Although the charter transfer restrictions are intended to reduce the likelihood of an ownership change, for a number of reasons, we cannot eliminate the possibility that an ownership change will occur even if the charter amendment is adopted. For example:

•	the Board can permit a transfer to an acquirer that results in or contributes to an ownership change if it determines that such transfer is in our or our stockholders’ best interests;

•

a court could find that part or all of the charter transfer restrictions are not enforceable, either in general or as applied to a particular stockholder or fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a restriction on the transfer or registration of securities of a corporation, or on the amount of securities of a corporation that may be owned by a person or group of persons, is conclusively presumed to be for a reasonable purpose when the purpose of such restriction is for maintaining or preserving any tax attribute (including without limitation NOLs). Under Delaware law, the restrictions on transfer and ownership set forth in the charter transfer restrictions, with respect to shares of our common stock issued prior to the effectiveness of such restrictions, may only be effective against (i) holders of the shares who vote in favor of this proposal and (ii) purported transferees of shares that were held by a holder who voted for this proposal if (A) the restriction on transfer and ownership is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the restrictions on transfer and ownership (even absent such conspicuous notation). We also intend to disclose such restrictions to persons holding our common stock in uncertificated form pursuant to and in accordance with Delaware law. Please see below the section entitled “— Certain Considerations Relating to the Transfer Restrictions — Effect of the Charter Transfer Restrictions if You Vote Against Them” beginning on page 19;

•

even if the charter transfer restrictions are approved and become effective, there is still a risk that certain changes in relationships among stockholders or other events not proscribed under the proposed charter amendment could contribute to or cause an ownership change under Section 382 of the Code; and

•

an ownership change could be caused or contributed to as a result of our own actions, such as issuing, repurchasing or redeeming shares of our common stock, which we remain free to do if our Board determines that it is in our or our stockholders’ best interests to do so.

As a result of these and other factors, the charter transfer restrictions would serve to reduce, but would not eliminate, the risk that we will undergo a Section 382 ownership change. Accordingly, we cannot assure you that an ownership change will not occur even if the charter transfer restrictions become effective.

Certain Considerations Relating to the Charter Transfer Restrictions

The Board believes that attempting to protect the NOLs and other tax benefits is in our and the stockholders’ best interests. Nonetheless, we cannot eliminate the possibility that an ownership change will occur even if the charter amendment is approved. You should consider the factors below when making your decision.

•

Future Use and Amount of the NOLs and Other Tax Benefits Is Uncertain. Our use of the NOLs and other tax benefits depends on our ability to generate taxable income in the future. We cannot assure you that we will have taxable income in any applicable period or, if we do, that such income or the NOLs or other tax benefits at such time will exceed any potential limitation under Section 382 of the Code.

•

Potential Challenge to the NOLs and Other Tax Benefits. The amount of the NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of the provisions of Section 382 of the Code and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or another taxing authority will not claim that we experienced an ownership change and attempt to reduce the benefit of the NOLs and other tax benefits available to us at such time even if the charter transfer restrictions are in place.

•

Continued Possibility of Ownership Change. Although the charter transfer restrictions are intended to reduce the likelihood of an ownership change by, among other things, making certain transfers of our common stock void ab initio, we cannot assure you that they will be effective. Additionally, it may be in our best interests, taking into account all relevant facts and circumstances at the time, to permit the acquisition of our common stock in excess of the specified limitations or to issue a reasonable amount of equity in the future, all of which may increase the likelihood of an ownership change.

•

Potential Effects on Liquidity. The charter transfer restrictions are intended to deter persons or groups of persons from acquiring beneficial ownership of our common stock in excess of the specified limitations. A stockholder’s ability to dispose of our common stock may be limited if the charter transfer restrictions reduce the number of persons willing to acquire our common stock or the amount they are able to acquire. A stockholder may violate the restrictions on transfer and ownership set forth in the charter transfer restrictions upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our common stock and consult their own legal advisors and/or us to determine whether their ownership of the shares approaches the proscribed level.

•

Potential Impact on Value. If the charter amendment is approved, the Board intends to include a legend conspicuously noting the restrictions on transfer and ownership included in the charter transfer restrictions on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 4.9% of our common stock and certain institutional holders who may not be comfortable holding our common stock with restrictive legends, may not be able or willing to purchase our common stock, the charter transfer restrictions could depress the value of our common stock in an amount that could more than offset any value preserved from protecting our NOLs and future tax benefits.

•

Anti-Takeover Effect. The Board adopted the charter transfer restrictions to diminish the risk that our ability to use the NOLs and other tax benefits to reduce potential federal and state income tax obligations becomes limited. Nonetheless, the charter transfer restrictions may have an “anti-takeover effect” because it may deter a person or group of persons from acquiring beneficial ownership of 4.9% or more of our common stock and the ability of persons, entities or groups now owning more than 4.9% of our common stock from acquiring additional shares or disposing of shares of our common stock without the approval of the Board. The charter transfer restrictions could discourage or prevent a merger, tender offer, proxy contest or accumulations of substantial blocks of shares.

•

Effect of the Charter Transfer Restrictions if You Vote for Them and You Already are a “5-Percent Shareholder” in Respect of our Stock Under the Tax Law. The charter transfer restrictions will apply to you, and you may not be able to transfer any shares of our common stock absent approval from the Board, even if you attempt to transfer shares of our common stock to a small stockholder or on a recognized stock exchange.

•

Effect of the Charter Transfer Restrictions if You Vote for Them and You are not a “5-Percent Shareholder” in Respect of our Stock Under the Tax Law. The charter transfer restrictions will apply to you, but (so long as you are not a “5-percent shareholder”) you can transfer your shares pursuant to open market transactions or privately to a purchaser who, after the sale, would not be a “5-percent shareholder” in respect of our stock under the tax law.

•

Effect of the Charter Transfer Restrictions if You Vote Against Them. Under Delaware law, the proposed restrictions on transfer and ownership contained in the charter amendment will, with respect to shares of our common stock issued prior to the effectiveness of such restrictions, be effective against (i) holders of the shares who voted in favor of this proposal and (ii) purported transferees of shares that were held by a holder who voted for this proposal if (A) the restriction on transfer and ownership is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the restrictions on transfer and ownership (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the charter transfer restrictions to be issued with such restrictions conspicuously noted on the certificate(s) representing such shares, and therefore we expect that under Delaware law such newly issued shares will be subject to the restrictions described herein. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form pursuant to and in accordance with Delaware law. For the purpose of determining whether a stockholder is subject to the charter transfer restrictions, we intend to take the position that all shares issued prior to the effectiveness of the charter transfer restrictions that are proposed to be transferred are subject to the charter transfer restrictions, unless a stockholder establishes that it did not vote in favor of the charter transfer restrictions. Nonetheless, a court could find that the charter transfer restrictions are unenforceable, either in general or as applied to a particular stockholder or fact situation.

The Board believes that it is advisable and in our best interests and in the best interests of the stockholders to approve and adopt the charter amendment to impose certain restrictions on transfers and ownership of our common stock in order to prevent the inadvertent loss of our NOLs and future tax benefits.

Required Vote

Approval and adoption of the charter transfer restrictions contemplated by this Proposal 3 requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class. Abstentions, broker non-votes and failures to vote will have the effect of a vote “AGAINST” in respect of this Proposal 3.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NOL PROTECTIVE AMENDMENT TO OUR CHARTER.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. The persons named on the proxy are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting.

COMMUNICATIONS WITH OUR BOARD

We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance. Stockholders and other interested parties may communicate with our Board, our Audit Committee, our Compensation Committee, our NCG Committee, any individual director, or all non-management directors as a group, by mailing such communications to the following address: c/o Ehsan Zargar, Senior Vice President, General Counsel & Corporate Secretary at HRG Group, Inc., 450 Park Avenue, 29th Floor, New York, NY 10022.

If the letter is from a stockholder, the letter should state that the sender is a stockholder. Under a process approved by our Board and defined in the Corporate Governance Guidelines, depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all relevant communications that are received after the last meeting of the full Board, or of non-management directors, and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

Stockholders and other interested parties who have concerns or complaints relating to accounting, internal accounting controls or other matters may contact the Audit Committee by writing to the following address:

HRG Group, Inc.

Attention: Audit Committee Chair

450 Park Avenue, 29th Floor

New York, New York 10022

All communications will be handled in a confidential manner, to the extent practicable and permitted by law. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the discretion of the Board.

Name	Age	Position
Omar M. Asali*	44	Director, President and Chief Executive Officer
Thomas A. Williams	55	Executive Vice President and Chief Financial Officer
David M. Maura*	42	Director and Executive Vice President of Investments

*	For biographical information see “Proposal 1 — Election of Directors” above.

Thomas A. Williams, age 55, has been the Executive Vice President and Chief Financial Officer of HRG since March 2012. Mr. Williams has also been the Executive Vice President and Chief Financial Officer of Zap.Com, a subsidiary of HRG, since March 2012 and has served as a director of Zap.Com since December 2014. Mr. Williams is also a director of Front Street Cayman, a director of FS Holdco II Ltd., a director of HGI Asset Management Holdings, LLC and a director of FGL, each of which is a subsidiary of HRG. Mr. Williams also serves on the board of FOHG Holdings, LLC, which, along with its subsidiaries, filed for bankruptcy protection on April 19, 2015. Prior to joining HRG, Mr. Williams was President, Chief Executive Officer and a director of RDA Holding Co. and its subsidiary Reader’s Digest Association, Inc. (together, “RDA”) from April 2011 until September 2011. Previously, Mr. Williams was RDA’s Chief Financial Officer from February 2009 until April 2011 where his primary focus was on developing business restructuring plans for the company. RDA filed for bankr uptcy protection in August 2009 and February 2013. Prior to joining RDA, Mr. Williams served as Executive Vice President and Chief Financial Officer for Affinion Group Holdings, Inc., a portfolio company of Apollo Management, L.P., from January 2007 until February 2009 where his primary focus was on growing enterprise value, finance, accounting, treasury, tax, investor relations and compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Previously, Mr. Williams spent more than 21 years with AT&T, Inc., where he held a progression of senior financial and officer positions including Chief Financial Officer, AT&T Networks; Chief Financial Officer, AT&T Global Network Technology Services; Chief Financial Officer, AT&T Laboratories; and AT&T Chief Process Officer. Mr. Williams started at AT&T with Bell Laboratories in June 1985. Prior to his tenure at AT&T, Mr. Williams was International Controller of McLean Industries Inc. from 1984 to 1985, Industry Analyst of Interpool Ltd. from 1982 to 1984 and Commodity Trading Associate with Bache Halsey Stuart Shields, Inc. from 1981 to 1982. Mr.  Williams received a BA in Economics from the University of South Florida.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) requires our directors, executive officers, and the persons who beneficially own more than 10% of the Common Stock of the Company and securities convertible into shares of Common Stock (together with the Common Stock, “Subject Shares”), to file with the SEC initial reports of ownership and reports of changes in ownership of Subject Shares. Directors, officers and greater than 10% beneficial owners of the Subject Shares are required by the SEC’s regulations to furnish us with copies of all forms they file with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on the reports filed with the SEC, we believe that these persons have complied with all applicable filing requirements during Fiscal 2014, except that Mr. Michael Kuritzkes (HRG’s former General Counsel), Mr. Philip A. Falcone and the funds affiliated with Harbinger Capital each filed one Statement of Changes in Beneficial Ownership on Form 4, each of which reported one transaction, later than the time prescribed by the SEC.

PERFORMANCE GRAPH

Set forth below is a line-graph presentation comparing the cumulative stockholder return on our Common Stock against cumulative total returns of the following: (a) the Russell 2000 and (b) a peer group of companies consisting of Leucadia, Carlisle Companies Inc., Apollo Global Management, LLC and Standex International Corp. The performance graph shows the total return on an investment of $100 for the period beginning September 30, 2009 and ending September 30, 2014. The Company believes that the peer group of companies provides a reasonable basis for comparing total stockholder returns. The stockholder return shown on the graph below is not necessarily indicative of future performance, and we will not make or endorse any predictions as to future stockholder returns. The graph and related data were furnished by Research Data Group, Inc.

Comparison of 5 Year Cumulative Total Return*

Among HRG Group, Inc., the Russell 2000 Index, and a Peer Group

*	$100 invested on September 30, 2009 in stock or index, including reinvestment of dividends. Fiscal year ending September 30.

CORPORATE GOVERNANCE

In accordance with the NYSE Rules, a majority of our Board is comprised of independent directors and we have an Audit Committee, a Compensation Committee and an NCG Committee, each of which have written charters addressing each such committee’s purpose and responsibilities and are comprised entirely of independent directors.

Corporate Governance Guidelines and Code of Ethics and Business Conduct

Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitor the effectiveness of policy and decision making both at our Board and management level, with a view to enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things, our Board and Board committee composition and responsibilities, director qualifications standards and selection of the Chairman of our Board and our Chief Executive Officer.

Our Board has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees and a Code of Ethics for Chief Executive and Senior Financial Officers to provide guidance to all of our directors, officers and employees, including our principal executive officer, principal accounting officer or controller or persons performing similar functions. Our Board has adopted a corporate governance policy prohibiting HRG’s directors and executive officers from (i) hedging the economic risk associated with the ownership of HRG’s Common Stock, or (ii) pledging our Common Stock, after the date the policy was adopted, unless first pre-approved by HRG’s legal department. Our Board has also adopted an equity retention policy for the Company’s senior management and our non-executive Directors.

Director Independence

Our Board has determined that Messrs. Davis, Glovier, Ianna, Luterman, Steinberg and Whittaker, our non-management directors, qualify as independent directors under our Corporate Governance Guidelines and the NYSE Rules. Under our Corporate Governance Guidelines and the NYSE Rules, no director qualifies as independent unless our Board affirmatively determines that the director has no material relationship with HRG. Based upon information requested from and provided by each director concerning their background, employment and affiliations, our Board has determined that each of the independent directors named above has no material relationship with HRG, nor has any such person entered into any material transactions or arrangements with HRG or its subsidiaries, and is therefore independent under the NYSE Rules. In making such determination, our Board considered a variety of factors, including certain ordinary course of business transactions from time to time between us and certain entities affiliated with non-management directors, and determined that our non-management directors qualify as independent directors under our Corporate Governance Guidelines and the NYSE Rules.

Meetings of Independent Directors

We generally hold executive sessions at each Board and committee meeting. The Chairman of the Audit Committee presides over executive sessions of the entire Board and the chairman of each committee presides over the executive session of that committee.

Board Structure and Risk Oversight

Mr. Steinberg serves as the Chairman of our Board and was appointed to this role in December 2014, following the resignation of Mr. Falcone as Chairman and Chief Executive Officer. Mr. Asali serves as a member of our Board and our President and Chief Executive Officer and is responsible for overseeing the day-to-day activities of the Company, including M&A activity and overall business strategy for the Company and its subsidiaries.

Our management is responsible for understanding and managing the risks that we face in our business, and our Board is responsible for overseeing management’s overall approach to risk management. Our Board receives, reviews and discusses reports on the operations of our businesses from members of management and members of management of our subsidiaries as appropriate. Our Board also fulfills its oversight role through the operations of our NCG Committee, Audit Committee and Compensation Committee. As appropriate, these committees of the Board provide periodic reports to our Board on their activities. Our Audit Committee is responsible for oversight of corporate finance and financial reporting-related risks, including those related to our accounting, auditing and financial reporting practices. Our Compensation Committee is responsible for the oversight of our compensation policies and practices, including conducting annual risk assessments of our compensation policies and practices. Our NCG Committee is responsible for assisting our Board with the oversight of risks and reviewing and making recommendations to our Board regarding our overall corporate governance, including board and committee composition, board nominees, size and structure and director independence, our corporate governance profile and ratings, and our political participation and contributions.

Governance Documents Availability

We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors, Officers and Employees, Code of Ethics for Chief Executive and Senior Financial Officers, Audit Committee Charter, Compensation Committee Charter and NCG Committee Charter on our website under the heading “Corporate Governance” at www.hrggroup.com. We intend to disclose any amendments to, and, if applicable, any waivers of, these governance documents on that section of our website. These governance documents are also available in print without charge to any stockholder of record that makes a written request to HRG. Inquiries must be directed to the Investor Relations Department at HRG Group, Inc., 450 Park Avenue, 29th floor, New York, New York 10022.

INFORMATION ABOUT COMMITTEES OF OUR BOARD

Our Audit Committee, Compensation Committee and NCG Committee were our Board’s standing committees during Fiscal 2014. Our Board held 25 meetings during Fiscal 2014. In addition, a special committee of the independent directors of our Board operated on an ad hoc basis, holding 8 meetings during Fiscal 2014.

Audit Committee

As of the date hereof, our Audit Committee is composed of Messrs. Luterman (Chairman), Davis and Ianna. Messrs. Ianna and Luterman were appointed as members of our Board and our Audit Committee on April 8, 2013. Mr. Davis was appointed as a member of our Board and our Audit Committee on February 25, 2014 and April 28, 2014, respectively.

Our Board determined that all members of our Audit Committee qualify as independent under applicable SEC rules (including Exchange Act Rule 10A-3), NYSE Rules and the Company’s Corporate Governance Guidelines. Messrs. Luterman, Ianna and Davis also qualify as “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee held 4 meetings during Fiscal 2014.

Our Audit Committee has been delegated the authority to, among other things, (i) appoint and replace the independent auditor; (ii) determine the compensation and oversight of the independent auditor; (iii) pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor; (iv) provide oversight with respect to the Company’s internal control and procedures; and (v) prepare any reports required by law to be prepared by the Audit Committee. Our Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board, which can be viewed on our website, www.hrggroup.com, under the heading “Corporate Governance.”

Compensation Committee

As of the date hereof, our Compensation Committee is composed of Messrs. Davis (Chairman), Glovier, Ianna, Luterman and Steinberg. Messrs. Ianna and Luterman were appointed as members of our Compensation Committee on April 8, 2013. Mr. Davis was appointed as a member of our Compensation Committee on April 28, 2014. Mr. Steinberg was appointed as a member of our Board and our Compensation Committee on July 1, 2014. Mr. Glovier was appointed as a member of our Board and our Compensation Committee on February 19, 2015.

Our Board determined that all members of our Compensation Committee qualify as independent under applicable SEC rules, NYSE Rules and the Company’s Corporate Governance Guidelines. Our Compensation Committee held 24 meetings during Fiscal 2014. Our Compensation Committee has been delegated the authority to, among other things, (i) review and recommend to our Board corporate goals and objectives relevant to our executive officer compensation and recommend to our Board the compensation level of our executive officers; (ii) make recommendations to our Board with respect to executive officer compensation and benefits, including incentive-compensation and equity-based plans for executive officers; (iii) review and recommend to our Board any employment agreements or severance or termination arrangements to be made with any of our executive officers; and (iv) review and discuss with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. Our Compensation Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board, which can be viewed on our website, www.hrggroup.com, under the heading “Corporate Governance.”

NCG Committee

As of the date hereof, our NCG Committee is composed of Messrs. Ianna (Chairman), Davis, Glovier, Luterman and Steinberg. Messrs. Ianna, Davis, Glovier, Luterman and Steinberg were appointed as members of the NCG Committee on September 27, 2013, November 21, 2013, February 19, 2015, April 28, 2014 and November 20, 2014, respectively.

Our Board determined that all members of our NCG Committee qualify as independent under applicable SEC rules, NYSE Rules and the Company’s Corporate Governance Guidelines. Our NCG Committee held 6 meetings during Fiscal 2014.

Our NCG Committee has been delegated the authority to, among other things, (i) develop and recommend to our Board for approval the criteria for Board membership and identify individuals qualified to become members of our Board; (ii) as directed by our Board from time to time, either select or recommend to our Board for selection director nominees for the next annual meeting of stockholders or to fill vacancies on our Board; (iii) assist the Board in determining whether individual directors have material relationships with our Company that may interfere with their independence; and (iv) develop, review and assess at least annually the adequacy of the Company’s corporate governance principles and guidelines, the Board’s and management’s review of the Company’s risk oversight process, and make recommendations to the Board as the NCG Committee deems appropriate. Our NCG Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board, which can be viewed on our website, www.hrggroup.com, under the heading “Corporate Governance.”

AUDIT COMMITTEE REPORT

The information contained in this proxy statement shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Our Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.hrggroup.com, under “Corporate Governance.”

Our Audit Committee Charter adopted by the Board incorporates requirements mandated by Sarbanes-Oxley and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and for auditing the Company’s internal control over financial reporting and issuing their reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, our Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for Fiscal 2014, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s audit of the Company’s internal control over financial reporting. Our Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, KPMG has provided our Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG their firm’s independence. Our Audit Committee has concluded that KPMG’s provision of audit and non-audit services to HRG and its affiliates is compatible with KPMG’s independence.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements for the fiscal year ended September 30, 2014 be included in our 2014 Annual Report filed with the SEC. The Audit Committee also recommended to the Board of Directors that KPMG be appointed as our independent registered public accounting firm for Fiscal 2015.

AUDIT COMMITTEE

Mr. Gerald Luterman (Chairman)

Mr. Eugene I. Davis

Mr. Frank Ianna

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation program and policies, the material compensation decisions made under those programs and policies, and the material factors considered in making those decisions. The discussion below is intended to help you understand the detailed information provided in our executive compensation tables and put that information into context within our overall compensation program. The series of tables following this Compensation Discussion and Analysis provides more detailed information concerning compensation earned or paid in Fiscal 2014, the fiscal year ended September 30, 2013 (“Fiscal 2013”) and the fiscal year ended September 30, 2012 (“Fiscal 2012”) for the following individuals (each a “named executive officer” as of September 30, 2014):

•	Omar M. Asali, a Director and our President;

•	Thomas A. Williams, our Executive Vice President and Chief Financial Officer;

•	David M. Maura, a Director and our Managing Director and Executive Vice President of Investments; and

In addition, Philip A. Falcone, who served as the Chairman of our Board and our Chief Executive Officer and Michael Sena, our former Senior Vice President and Chief Accounting Officer, were each “named executive officers” during Fiscal 2014. On November 25, 2014, Mr. Falcone resigned from his positions with the Company, effective as of December 1, 2014. Mr. Sena resigned from his positions with the Company on May 20, 2015.

Executive Summary

Highlights for Fiscal 2014

During Fiscal 2014, we made significant progress in our business strategy to reduce our cost of capital, increase our investor base and grow and diversify our businesses. Some of the most significant of these steps include the following:

•

FGL completed its initial public offering and its shares began trading on the New York Stock Exchange under the ticker symbol “FGL” and Front Street Cayman, a wholly-owned indirect subsidiary of HRG, closed a reinsurance treaty with Bankers Life Insurance Company.

•

HRG expanded its footprint in asset management by launching EIC, an investment manager specializing in direct lending to companies in the global energy and infrastructure sectors, and acquiring a controlling interest in CorAmerica, a commercial real estate investment firm. In addition, Salus originated $597.3 million of new asset-based loan commitments. Salus, together with its affiliated co-lenders FGL and Front Street Re (Delaware) Ltd., had $811.6 million of loans outstanding as of September 30, 2014.

•	Spectrum Brands continued to execute on its business strategy, including, completing the $35.8 million acquisition of The Liquid Fence Company, Inc., a producer of animal repellents.

•

HRG simplified its capital structure by exercising its option to convert all but one of its issued and outstanding shares of preferred stock into Common Stock of the Company in May 2014. In addition, in May 2014, HRG completed an offer to exchange $320.6 million of its outstanding Senior Secured Notes due 2019 for $350.0 million aggregate principal amount of Unsecured Senior Notes due 2022. HRG also solicited the holders of its Senior Secured Notes to amend the indenture governing the Senior Secured Notes to provide HRG with, among other things, greater flexibility to repurchase or redeem its outstanding Common Stock.

•

HRG opportunistically purchased its Common Stock through its Board-authorized stock repurchase program of $100.0 million. Under its repurchase programs, HRG repurchased 5,197,000 shares of our outstanding Common Stock during Fiscal 2014, for an aggregate purchase price of $65.6 million, or an average of $12.62 per share.

•

Diluted net loss attributable to the Company’s common and participating preferred stockholders decreased $10.3 million to $83.9 million, or $0.51 diluted per common share attributable to controlling interest ($0.51 basic) in Fiscal 2014, compared to diluted net loss attributable to common and participating preferred stockholders of $94.2 million, or $0.67 diluted per common share attributable to controlling interest ($0.67 basic), in Fiscal 2013.

•

HRG recorded total revenues of $6.0 billion, the highest level of annual revenue recorded by HRG and an increase of $419.6 million, or 7.6%, from Fiscal 2013, driven by increases in all operating segments as compared to Fiscal 2013.

•

HRG’s consolidated operating income of $569.5 million decreased $167.9 million, or (22.8)%, as compared to the $737.4 million reported in Fiscal 2013, driven primarily by lower operating income in Insurance, as a portfolio repositioning undertaken in the year ago period resulted in higher realized investment gains in Fiscal 2013, which were not expected to recur in Fiscal 2014.

The foregoing is a highlight summary of certain of HRG’s performance measures as of the end of Fiscal 2014. For a more complete understanding and evaluation of the business of the Company and its subsidiaries, you are encouraged to read the Company’s other reports filed with the SEC.

Summary of Sound Governance Features of our Compensation Programs

Our compensation programs, practices and policies are reviewed and re-evaluated periodically, and are subject to change from time to time. Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s more significant practices and policies that were in effect during Fiscal 2014, which were adopted to drive performance and to align our executives’ interests with those of our stockholders.

What We Did For Fiscal 2014

•

Pay for Performance Philosophy: Our executive compensation programs are designed to pay for performance, with a significant portion of executive compensation not guaranteed. Target compensation is established for our executive officers at the beginning of the performance period by our Compensation Committee. Our named executive officers had an opportunity to earn actual compensation that varied from target, based on achievement against pre-established performance targets. Variable compensation rewards performance and contribution to both short-term and long-term corporate financial performance. For Fiscal 2014, variable pay represented 97.6%, 97.6%, 93.5%, 97.4% and 82.8% of total compensation for Messrs. Falcone, Asali, Williams, Maura and Sena, respectively, each of whom participated in our Fiscal 2014 bonus program.

•

Independent Executive Compensation Consultants: The Compensation Committee worked with Hodak Value Advisors (“Hodak”), its independent executive compensation consultant firm throughout Fiscal 2014, and from time to time with another independent compensation consulting firm, and separate outside counsel, as it determined appropriate.

•

Mitigation of Undue Risk: Our compensation plans have provisions to mitigate undue risk, including bonus plan mechanisms that defer significant portions of awards, partially subject to forfeiture (see “Clawback Policy” and “Malus Provision” below), and relate future target performance to past performance in a manner that closely ties awards to sustainable performance over time.

•	Post-employment Restrictive Covenants: Our employment agreements provide for post-employment non-competition, non-solicitation and non-disparagement provisions.

•

Clawback Policy: Our equity awards allow the Company to recover payouts in the event that recoupment is required by applicable law (including pursuant to Sarbanes-Oxley and the Dodd-Frank Wall Street Reform and Consumer Protection Act) or a participant receives for any reason any amount in excess of what should have been received (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error).

•

Malus Provision: Our annual bonus program provides for an automatic deferral of payouts in excess of two times the target bonus pool, with cash deferrals subject to reduction if the Company does not meet certain specified performance criteria in subsequent years.

•

Negative Discretion and Other Reductions: Our Compensation Committee reserves the right to exercise negative discretion to reduce awards under the annual bonus plan. For Fiscal 2014, senior management recommended the use of negative discretion and other offsets, as described further below, to reduce the corporate bonus pool by $28.66 million to $60.56 million. The Compensation Committee reviewed and accepted this recommendation.

•	Award Caps: Amounts that can be earned by any individual under the annual bonus program are capped at $20 million per year (“Award Cap”).

•

Equity Retention: We maintain an equity retention policy for senior management, requiring each member of senior management to retain ownership of at least 25% of his or her covered shares, net of taxes and transaction costs, until the earlier of (i) the date of such senior management member’s termination of employment with the Company or (ii) the date such person is no longer a member of senior management.

What We Did Not Do for Fiscal 2014

•

No 280G or Section 409A Excise Tax Gross-Ups: We do not provide “gross-ups” for any taxes imposed with respect to Section 280G (change of control) or Section 409A (nonqualified deferred compensation) of the Internal Revenue Code.

•	No Pensions or Supplemental Pensions: Our named executive officers are not provided with pension or supplemental executive retirement plans.

•	No Single-Trigger Equity Acceleration: In Fiscal 2014, we did not provide our named executive officers “single-trigger” equity vesting upon a change of control of the Company.

•	No Repricing of Underwater Stock Options without Stockholder Approval: We do not lower the exercise price of any outstanding stock options, unless stockholders approve this.

•	No Discounted Stock Options: The exercise price of our stock options is not less than 100% of the fair market value of our Common Stock on the date of grant.

•

No Unauthorized Hedging or Pledging: The Board has adopted a corporate governance policy prohibiting our directors and executive officers from (i) hedging the economic risk associated with the ownership of our Common Stock and (ii) pledging our Common Stock, after the date the policy was adopted, unless first pre-approved by the Company’s legal department.

Compensation Philosophy and General Objectives

Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. We grant target levels of compensation that are designed to attract and retain employees who are able to meaningfully contribute to our success. Our Compensation Committee considers several factors in designing target levels of compensation, including, but not limited to, historical levels of pay for each executive, actual turnover in the executive ranks, market data on the compensation of executive officers at similar companies, and its judgment about retention risk with regards to each executive relative to their importance to the Company. In reviewing market data, our Compensation Committee has reviewed the total compensation for each executive officer relative to executives in the same or similar positions in an appropriate market comparison group, which includes seventeen business development or private equity companies, adjusting the total compensation observed at these peers for their size relative to the Company. The seventeen companies are American Capital, Ltd., Apollo Global Mgmt., Blackstone Group LP, Capital Southwest Corp, Carlyle Group, Compass Diversified Holdings, Harris & Harris Group, Hercules Tech Growth Cap, Icahn Enterprises, KKR, Kohlberg Capital Corp, Leucadia, Loews Corp, Main Street Capital Corp,

MCG Capital Corp, Safeguard Scientifics Inc. and Triangle Capital Corp. While median, size-adjusted total compensation is initially presumed to be competitive market pay, the Compensation Committee does not attempt to target a specific percentile within a peer group or otherwise rely exclusively on that data to determine named executive officer compensation. The Compensation Committee does not use market data to target specific components of total compensation, such as salary or bonuses, and instead determines the target total level of compensation necessary to be competitive for each executive in the relevant market for that executive’s talent.

The Company’s mix of fixed versus variable compensation, within the target total level of pay, is driven by the Company’s emphasis on pay for performance. The Company uses variable compensation, including performance-based equity grants, as well as management’s accumulated equity holdings, both vested and unvested, to enhance alignment of our named executive officers’ and stockholders’ interests.

Components of Executive Compensation

Our compensation program has four basic elements: salary, initial equity grants, incentive compensation and other benefits. Salary and benefits are designed to aid in the retention of our employees. Initial equity grants are generally, though not necessarily, awarded upon hiring or promotion, and may consist of restricted stock or stock options with a vesting period. Incentive compensation generally consists of bonuses for individual and company performance, and may be awarded as cash or equity. Equity awards will typically be vested over a period of years to enhance both retention and alignment of interests.

We believe that the various components of our executive compensation program are effective in attracting and retaining our employees and providing a strong alignment of their interests with those of our stockholders. Although each element of compensation described below is considered separately, our Compensation Committee makes its determinations regarding each individual component of the compensation program in the context of the aggregate effect on total compensation for each named executive officer.

The principal elements of compensation for our named executive officers in Fiscal 2014 were:

•	base salary;

•	variable compensation potential consisting of cash and equity payouts; and

•	limited benefits.

In addition, as described further under the heading “Initial Long Term Equity Grant” below, in Fiscal 2014, our Compensation Committee and Board, and subsequently our stockholders, approved a one-time issuance to Mr. Falcone of warrants to purchase 3,000,000 shares of our Common Stock at an exercise price of $13.125 per share, which was 105% of the fair market value per share on the date of grant.

How We Determine Each Element of Compensation

Role of Our Compensation Committee and Compensation Consultants

Our Compensation Committee is responsible for our executive compensation program design and administration, including a regular review of our compensation programs and evaluation of management performance and awards consistent with our bonus plan. In approving the compensation program and awards for Fiscal 2014, our Compensation Committee considered a number of factors including, but not limited to, the responsibilities of the position, the executives’ experience and contributions, the competitive marketplace for executive talent and corporate performance.

Throughout Fiscal 2014, our Compensation Committee has been advised by Hodak, its independent executive compensation firm, and from time to time by another independent executive compensation firm, and separate outside counsel. Throughout Fiscal 2014, our Compensation Committee, with the assistance of its advisors, reviewed the Company’s compensation program, including target levels of compensation for current and new employees, bonus plans or equity awards, and other compensation policies affecting executive officers and directors. Our Compensation Committee held 24 meetings during Fiscal 2014.

In light of new SEC rules and new NYSE Rules, our Compensation Committee considered the independence of each of our compensation consultants, including assessment of the following factors: (i) other services provided to the Company by the consultant; (ii) fees paid as a percentage of the consulting firm’s total revenue; (iii) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of our Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Our Compensation Committee has concluded that no conflict of interest exists that would prevent our consultants from independently representing our Compensation Committee.

Base Salary

The base salary of our named executive officers is intended to provide a level of fixed compensation that contributes to the attraction or retention of our executive officers. For Fiscal 2014, our Compensation Committee determined that, at $500,000 per year for each of Messrs. Falcone, Asali, Williams and Maura and $250,000 per year for Mr. Sena, the salaries represented an appropriate level of fixed compensation relative to each such named executive officer’s respective target total compensation, which varies by position in accordance with each such executive officer’s job responsibilities and contributions to our Company.

During Fiscal 2014, the Company entered into revised employment agreements with each of Messrs. Asali, Williams and Maura, and during Fiscal 2013 the Company entered into an employment agreement with Mr. Sena. These employment agreements provide for a fixed base salary and other compensation and were approved by our Compensation Committee. During Fiscal 2014, the Compensation Committee set Mr. Falcone’s salary at $500,000, consistent with other senior executives of the Company.

Annual Bonus Plan

For Fiscal 2014, Messrs. Falcone, Asali, Williams, Maura and Sena, and other key employees of the Company, were eligible to participate in the bonus plan established by the Compensation Committee (the “2014 Bonus Plan”). As described further herein, Mr. Falcone was paid $1 million of his 2014 bonus at the same time as bonuses were paid generally to other 2014 Bonus Plan participants. Subsequently, in connection with Mr. Falcone’s resignation of his positions with the Company, the Company and Mr. Falcone entered into a Separation and General Release Agreement, dated November 25, 2014 (the “Falcone Separation Agreement”), that, among other things, provided Mr. Falcone with a cash payment described under the headings “Compensation and Benefits — Summary Compensation Table,” “Company Significant Events after Fiscal 2014 — Equity Grants Pursuant to the 2014 Bonus Plan” and “Falcone Separation Agreement.”

The 2014 Bonus Plan is designed to (i) offer target variable compensation that provide competitive levels of total pay to executives if they achieve target results and (ii) reward and encourage value creation by executives. It provides for annual bonuses comprised of two components. The first component is an individual bonus (the “individual bonus”) based on the achievement of personal performance goals. The second component is a corporate bonus (the “corporate bonus”) based on the achievement of corporate performance measured in terms of the change in the Company’s “Net Asset Value” (as defined below) from the beginning of the Company’s fiscal year to the end of the Company’s fiscal year end (“NAV Return”), in excess of a threshold NAV Return, which for Fiscal 2014 was set at $151.1 million (the “Fiscal 2014 Threshold NAV Return”), representing a 7% increase in the Compensation Committee’s approved Net Asset Value per share at the beginning of Fiscal 2014. Please see the discussion below for additional details for the calculation of the NAV Return.

Corporate Bonus

As stated above, for Fiscal 2014, a portion of the annual bonus (namely, the corporate bonus), was based on the Company’s NAV Return. The Company believes that NAV Return is a good proxy for creation of value for the Company and its stockholders because it encourages, among other things, the generation of cash flow by the Company’s subsidiaries and transactions resulting in appreciation of the assets of the Company and its subsidiaries. Corporate bonuses are awarded annually with a portion immediately vested and a portion subject to vesting over a number of years. A portion of the unvested amounts are subject to forfeiture if the NAV Return thresholds are not satisfied in the following years. Our Compensation Committee believes that paying a corporate bonus consistently based on NAV Return, subject to vesting over a number of years, encourages a long-term focus on value creation for the benefit of our stockholders. If in Fiscal 2014, the Company had not produced a NAV Return greater than $151.1 million, no corporate bonuses would have been earned.

For Fiscal 2014, NAV Return was based on the amount calculated as the product of (i) the percentage increase in the Net Asset Value per share of the Company from the beginning of Fiscal 2014 to the end of Fiscal 2014 multiplied by (ii) the Net Asset Value at the beginning of Fiscal 2014. The 2014 Bonus Plan provides that 12% of the excess, if any, of the NAV Return for Fiscal 2014 over the Fiscal 2014 Threshold NAV Return is to be allocated to fund the corporate bonus pool for bonuses to all named executive officers and other key employees. This amount was then reduced (as discussed in greater detail below) by our Compensation Committee pursuant to its exercise of its negative discretion.

For the purpose of the foregoing calculation, the Company’s “Net Asset Value” is generally calculated by (i) starting with the value of the Company’s “Net Asset Value,” as such term is defined in the Preferred Stock Certificate, (ii) then subtracting from such amount the Company’s deferred tax liabilities, (iii) then adding to such amount the Company’s capital contributions to fund start-up businesses, which is subject to a $20 million cap, (iv) then adding to such amount the Company’s deferred financing costs, (v) then adding to such amount the value of the Company’s assets that have not been appraised, which is subject to a $50 million cap, (vi) then eliminating the effect of any increase in legacy liabilities associated with our predecessor entity, Zapata Corporation and its subsidiaries, (vii) then adding to such amount expenses incurred in connection with completing any acquisitions by the Company within the past twelve months, and (viii) excluding any accretion on Preferred Stock (calculated in the manner contained in the Preferred Stock Certificate). The Company then makes adjustments to eliminate the effects of any conversion of Preferred Stock into Common Stock.

Our Company achieved a NAV Return of $894.61 million during Fiscal 2014. Accordingly, pursuant to the 2014 Bonus Plan, 12% of the portion of the Fiscal 2014 NAV Return that is in excess of $151.1 million or $89.22 million, was allocated to fund the corporate bonus pool for bonuses to all named executive officers and other key employees. The overall bonus pool was preliminarily divided among all plan participants based on their individual target bonuses as a proportion to the sum of target bonuses. Our Compensation Committee, and our Board, following the recommendation of our senior management, determined the overall bonus pool and the allocation of awards to all plan participants relative to their respective contributions.

For Fiscal 2014, senior management recommended and the Compensation Committee agreed to reduce the corporate bonus pool by $28.66 million to $60.56 million to reflect the use of negative discretion and the offset of board fees and compensatory payments (cash and equity) made by certain of the Company’s subsidiaries or affiliates to certain of the Company’s officers for their service to such subsidiaries or affiliates. For more details regarding such board fees and compensatory payments, see the heading titled “HRG Subsidiary and Affiliate Fees” below.

Pursuant to the 2014 Bonus Plan, awards were paid out in a mix of cash (40%) and equity (60%). The 2014 Bonus Plan was designed such that all awards for Fiscal 2014 greater than two times the target bonus for each plan participant were deferred to subsequent years, in each case, in the proportions as set forth in the charts below. Deferred cash payments may be reduced in subsequent years, if the NAV Return in such years is below a threshold return.

The corporate bonus earned, after reductions taken for compensation payments made by our subsidiaries and affiliates as described below in “HRG Subsidiary and Affiliate Fees,” was distributed to participants as follows:

Up to two times the target corporate bonus pool would be paid out in Fiscal 2014 in the following proportion:	Amounts in excess of two times the corporate bonus pool would be paid out in the following proportion:

1.      Cash

2.      Fully Vested Stock

3.      Restricted stock (subject to continued employment) vests on the first anniversary of the grant date.

4.      Fully vested stock options.

5.      Stock options (subject to continued employment) vest on the first anniversary of the grant.

1.      Cash paid on the first anniversary of the original payment date.

2.      Cash paid on the second anniversary of the original payment date.

3.      Restricted stock (subject to continued employment) vests in substantially equal installments on the second and third anniversaries of the grant date.

4.      Stock options (subject to continued employment) vest in substantially equal installments on the second and third anniversaries of the grant date.

Individual Bonus

As stated above, for Fiscal 2014, a portion of the annual bonus (namely, the individual bonus), was based on individual performance achievement against certain pre-established goals. For Messrs. Falcone, Asali and Maura, for Fiscal 2014, 85% of their target annual bonus was the corporate bonus (based on NAV Return) and 15% was the individual bonus based on performance of individual goals. For Mr. Williams, for Fiscal 2014, 60% of his target annual bonus consisted of a corporate bonus and 40% was an individual bonus. For Mr. Sena, for Fiscal 2014, 50% of his target annual bonus consisted of a corporate bonus and 50% was an individual bonus. The performance goals for the individual bonus were determined by our Compensation Committee on an individual basis. Participants earned between 0 and 200% of their individual target bonus based on achievement of the individual performance goals, and the individual bonuses could be earned even if NAV Return during Fiscal 2014 did not exceed the Fiscal 2014 Threshold NAV Return. Each of the named executive officers earned 200% of their individual target bonuses based on achievement of their individual performance goals during Fiscal 2014.

For Fiscal 2014, our Compensation Committee established only objective performance goals for Mr. Falcone’s individual bonus, which were (i) identify companies that are undervalued or fairly valued with attractive financial or strategic characteristics and provide recommendations for Board approval, (ii) receipt of $117 million of dividends and other sources of cash and (iii) the Company will remain in compliance with all corporate governance policies. For Fiscal 2014, Mr. Falcone’s total target bonus was $2.5 million, which was comprised of his individual and corporate bonus. Our Compensation Committee determined that Mr. Falcone achieved or exceeded each of his individual performance measures. A portion of the amount was paid shortly following the Compensation Committee’s determination of his award. In addition, Mr. Falcone was paid a cash payment in connection with the Falcone Separation Agreement. See “Compensation and Benefits — Summary Compensation Table,” “Company Significant Events after Fiscal 2014 — Equity Grants Pursuant to the 2014 Bonus Plan” and “Falcone Separation Agreement.”

For Fiscal 2014, our Compensation Committee established only objective performance goals for Mr. Asali’s individual bonus, which were (i) receipt of $117 million of dividends and other sources of cash, (ii) improve the financial flexibility of our Company through an initial public offering of our insurance subsidiary FGL and (iii) the Company’s compliance with all existing or new debt covenants. For Fiscal 2014, Mr. Asali’s total target bonus was $2.5 million, which was comprised of his individual and corporate bonus. Our Compensation Committee determined that Mr. Asali achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2014, our Compensation Committee awarded Mr. Asali an individual bonus and corporate bonus in excess of his target amounts, which were comprised of immediately vested and deferred cash and equity. See “Compensation and Benefits — Summary Compensation Table” and “Company Significant Events after Fiscal 2014 — Equity Grants Pursuant to the 2014 Bonus Plan” for details regarding the amount of Mr. Asali’s individual bonus and corporate bonus and its allocation among immediately vested and deferred cash and equity.

For Fiscal 2014, our Compensation Committee established only objective performance goals for Mr. Williams’ individual bonus, which were (i) receipt of $117 million of dividends and other sources of cash, (ii) improve the financial flexibility of our Company through an initial public offering of our insurance subsidiary FGL, (iii) the Company’s compliance with all existing or new debt covenants and (iv) timely and accurate completion of all external financial reporting by the Company. For Fiscal 2014, Mr. Williams’s total target bonus was $1 million, which was comprised of his individual and corporate bonus. Our Compensation Committee determined that Mr. Williams achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2014, our Compensation Committee awarded Mr. Williams an individual bonus and corporate bonus in excess of his target amounts, which were comprised of immediately vested and deferred cash and equity. See “Compensation and Benefits — Summary Compensation Table” and “Company Significant Events after Fiscal 2014.”

For Fiscal 2014, our Compensation Committee established only objective performance goals for Mr. Maura’s individual bonus, which were (i) Spectrum Brands’ achievement of $710 million of adjusted EBITDA (as defined below), (ii) Spectrum Brands’ achievement of $340 million of adjusted free cash flow and (iii) receipt of $36 million of dividends by the Company from Spectrum Brands. For the purposes of Mr. Maura’s performance measure, “adjusted EBITDA” was defined as reported operating income plus certain defined add-backs for depreciation, amortization, acquisition, integration and restructuring related charges. For Fiscal 2014, Mr. Maura’s total target bonus was $2 million, which was comprised of his individual and corporate bonus. Our Compensation Committee determined that Mr. Maura achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2014, our Compensation Committee awarded Mr. Maura an individual bonus and corporate bonus in excess of his target amounts, which were comprised of immediately vested and deferred cash and equity. See “Compensation and Benefits — Summary Compensation Table” and “Company Significant Events after Fiscal 2014 — Equity Grants Pursuant to the 2014 Bonus Plan” for details regarding the amount of Mr. Maura’s individual bonus and corporate bonus and its allocation among immediately vested and deferred cash and equity.

For Fiscal 2014, our Compensation Committee established both objective and subjective performance goals for Mr. Sena’s individual bonus, which were (i) preparing debt and equity offering memorandums and debt and equity registrations as directed by the Company’s Chief Financial Officer, (ii) timely and successful completion of all external auditor reviews and audits of the Company, (iii) timely and accurate completion of all financial reporting by the Company and (iv) foster growth and teamwork and meet all project priorities as agreed to with the Company’s Chief Financial Officer. For Fiscal 2014, Mr. Sena’s total target bonus was $200,000, which was comprised of his individual and corporate bonus. Our Compensation Committee determined that Mr. Sena achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2014, our

Compensation Committee awarded Mr. Sena an individual bonus and corporate bonus in excess of his target amounts, which were comprised of immediately vested and deferred cash and equity. See “Compensation and Benefits — Summary Compensation Table” and “Company Significant Events after Fiscal 2014 — Equity Grants Pursuant to the 2014 Bonus Plan” for details regarding the amount of Mr. Sena’s individual bonus and corporate bonus and its allocation among immediately vested and deferred cash and equity.

The maximum bonus payment to any individual under our Bonus Plan with respect to any year is subject to the $20 million Award Cap. For Fiscal 2014, this cap limited the total bonus awarded to Mr. Falcone and Mr. Asali in contrast to the amount they would have otherwise earned for Fiscal 2014.

Cash amounts payable pursuant to the 2014 Bonus Plan are included in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal 2014 (although no amounts are actually payable until after the end of Fiscal 2014). However, in the case of equity awards, the SEC disclosure rules require that the Summary Compensation Table and the Grants of Plan-Based Awards Table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. The equity awards that were earned by our named executive officers pursuant to the 2014 Bonus Plan in respect of Fiscal 2014 performance were granted on November 25, 2014. As these equity awards will be granted after the end of Fiscal 2014, they are not included in the Summary Compensation Table and Grants of Plan-Based Awards Table in this proxy statement, but in accordance with SEC rules will be included in next year’s table for our named executive officers in Fiscal 2014. Notwithstanding the foregoing, we do disclose these awards in this proxy statement under “Company Significant Events after Fiscal 2014 — Equity Grants Pursuant to the 2014 Bonus Plan.”

Initial Long Term Equity Grant

Our practice is to grant service-based equity to named executive officers when our Compensation Committee or Board determines that it would be to the advantage and in the best interests of the Company and its stockholders to grant such equity as an inducement to enter into or remain in the employ of the Company and as an incentive for increased efforts during such employment.

During Fiscal 2014, our Compensation Committee and our Board, and subsequently our stockholders, approved the Harbinger Group Inc. 2014 Warrant Plan (the “2014 Warrant Plan”), which provided for the issuance to our then Chief Executive Officer, Mr. Falcone, of warrants to purchase 3,000,000 shares of our Common Stock at an exercise price per share of $13.125, which was the per share exercise price equal to 105% of the fair market value of our Common Stock on the date of grant. In determining whether to recommend approval of the 2014 Warrant Plan to the Board, our Compensation Committee considered a variety of factors, including that: (i) our Chief Executive Officer had historically not been paid compensation from the Company for his services to the Company and its subsidiaries; (ii) the warrants to be granted pursuant to the 2014 Warrant Plan have an exercise price above the market price of the underlying Common Stock on the grant date of the warrants, thereby linking any appreciation in the value of the warrants to an increase in the market price of the underlying Common Stock; and (iii) the issuance or exercise of the warrants to be granted under the 2014 Warrant Plan do not have a significant effect on the Company’s ability to use its net operating loss carry-forwards.

The warrant is scheduled to expire on March 10, 2019 and vests in five equal tranches over the five-year term of the warrant, with twenty percent (20%) vesting on May 30, 2014 and an additional twenty percent (20%) vesting on each of March 10, 2015, 2016, 2017 and 2018. As described further herein, in connection with the Falcone Separation Agreement, the warrant was amended to provide for its continued vesting in accordance with its vesting schedule as if Mr. Falcone remained employed with the Company through each applicable vesting dates.

Benefits

During Fiscal 2014, we provided our named executive officers with standard medical, dental, vision, disability and life insurance benefits available to employees generally.

We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. In this regard, our named executive officers are eligible to participate in a flexible perquisite account under our FlexNet Program, which permits them to be reimbursed for certain eligible personal expenses, up to a per year cap of $50,000 for Messrs. Falcone, Asali, Williams and Maura and $10,000 for Mr. Sena. Eligible expenses include, but are not limited to, reimbursement for tax preparation, legal services, education programs, health and wellness programs, technology and personal computers, wills and estate planning services and transportation services. Participants are responsible for payment of taxes on FlexNet payments. Reimbursements, at participants’ elections, can be net of taxes and/or include an estimated tax payment, subject to the annual maximum reimbursement cap. Further, we may provide from time to time in our discretion reimbursement for other employment related expenses. The perquisites provided to the named executive officers are quantified in the Summary Compensation Table below.

We sponsor a 401(k) Retirement Savings Plan (the “401(k) Plan”) in which eligible participants may defer a fixed amount or a percentage of their eligible compensation, subject to limitations. In Fiscal 2014 we made discretionary matching contributions of up to 5% of eligible compensation.

HRG Subsidiary and Affiliate Fees

As discussed above, during Fiscal 2014, Messrs. Falcone, Asali, Williams and Maura and certain of our other employees provided services as directors and officer to certain of our subsidiaries and affiliates and were compensated, in the form of cash and equity, by such entities. Specifically, during Fiscal 2014, (i) Mr. Falcone received from HC2 Holdings, Inc., an NYSE listed company, $14,000 in cash and equity, which was valued by our Compensation Committee at $2,520,000; (ii) Mr. Asali received from Spectrum Brands and FGL, each an NYSE listed company, an aggregate of $75,000 in cash and equity, which was valued by our Compensation Committee at $210,000; (iii) Mr. Williams received from Spectrum Brands and FGL, an aggregate of $15,000 in cash and equity, which was valued by our Compensation Committee at $75,000; and (iv) Mr. Maura received from Spectrum Brands, equity, which was valued by our Compensation Committee at $210,000. Our Compensation Committee offset such amounts against compensation Messrs. Falcone, Asali, Williams and Maura and certain of our other employees would have otherwise received from the Company. The foregoing does not reflect offsets that were also applied in respect of any compensation received by Messrs. Falcone, Asali, Williams and Maura from HRG subsidiaries and affiliates after Fiscal 2014.

Risk Review

Our Compensation Committee has reviewed, analyzed and discussed the incentives created by our executive compensation program. Our Compensation Committee does not believe that any aspect of our executive compensation encourages the named executive officers to take unnecessary or excessive risks.

Our compensation program has provisions to mitigate undue risk, including bonus plan mechanisms that defer significant portions of awards, which are partially subject to forfeiture if the performance that merited the award is not sustained. Furthermore, a significant portion of the deferred awards consist of unvested equity, and the vested portion is subject to the Company’s stock ownership guidelines. We believe that the additional alignment created by this exposure to the Company’s stock price serves to moderate an appetite for undue risk. We also relate future target performance to past actual performance in a manner that closely ties awards to performance over multiple years, which we believe reduces the incentive for short-term decisions or actions that increase current performance at the expense of future growth.

Compensation in Connection with Termination of Employment and Change-In-Control

In determining our employees’ compensation packages, our Compensation Committee recognizes that an appropriate incentive in attracting talent is to provide reasonable protection against loss of income in the event the employment relationship terminates without fault of the employee. Thus, compensation practices in connection with termination of employment generally have been designed to achieve our goal of attracting highly qualified executive talent. Messrs. Asali, Williams and Maura have employment agreements which provide for termination compensation in the form of payment of bonuses and salary and benefit continuation ranging from six to twenty-four months following involuntary termination of employment. During Fiscal 2014, our compensation programs did not provide for any “golden parachute” tax gross-ups to any named executive officer. During Fiscal 2014, we also did not provide any of our named executive officers any “single-trigger” payments due to the occurrence of a change of control of the Company.

As described herein, in connection with Mr. Falcone’s resignation, on November 25, 2014, the Company and Mr. Falcone entered into the Falcone Separation Agreement as detailed in the section titled “Company Significant Events after Fiscal 2014 — Falcone Separation Agreement.”

You can find additional information regarding our practices in providing compensation in connection with termination of employment to our named executive officers under the heading “Payments Upon Termination and Change of Control” below.

Impact of Tax Considerations

With respect to taxes, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to each of its Chief Executive Officer and three other named executive officers (other than the Chief Financial Officer), unless certain conditions are satisfied. Certain types of performance-based compensation are generally exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m). One of the factors that we may consider in structuring the compensation for our named executive officers is the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor. Our Compensation Committee may approve non-deductible compensation arrangements after taking into account several factors, including our ability to utilize deductions based on projected taxable income, and specifically reserves the right to do so.

Advisory Vote on Executive Compensation

Our Compensation Committee and our Board considered the results of our stockholder vote regarding the non-binding resolution on executive compensation presented at the 2014 Annual Meeting, where 91.16% of votes cast approved the compensation program described in the Company’s proxy statement for the 2014 Annual Meeting. Our Compensation Committee and our Board have continued to maintain a generally similar compensation philosophy.

At the 2014 Annual Meeting, a majority of our stockholders approved, as recommended by our Board, a proposal for our stockholders to be provided with the opportunity to cast a non-binding advisory vote on compensation of our named executive officers every three years. Our Board believed that this frequency is appropriate as a triennial vote would provide the Company with sufficient time to engage with stockholders to understand and respond to the “say-on-pay” vote results and to put in place any changes to the Company’s compensation program as a result of such discussions, if necessary. The next stockholder advisory (non-binding) vote on executive compensation will be held at our upcoming 2017 Annual Meeting.

Company Significant Events after Fiscal 2014

This section will provide you with a brief review of certain significant events that have occurred at the Company since the end of Fiscal 2014. This section, however, is not a summary of all of the compensation decisions made with respect to our named executive officers after Fiscal 2014, which will be summarized in next year’s report.

Equity Grants Pursuant to the 2014 Bonus Plan

As discussed above in the section titled “Annual Bonus Plan,” the equity awards that were earned by our named executive officers pursuant to the 2014 Bonus Plan in respect of Fiscal 2014 performance were granted on November 25, 2014 and are described below.

In accordance with SEC rules, these equity awards will be included in next year’s Summary Compensation Table and Grants of Plan-Based Awards Table for our named executive officers in Fiscal 2014.

On November 25, 2014, Mr. Asali was granted (i) $1,312,326, in the form of 98,228 fully vested shares of our Common Stock, (ii) $9,036,450, in the form of 676,381 shares of restricted stock with a vesting schedule as follows: 98,228 on November 29, 2015, 289,077 on November 29, 2016, and 289,076 on November 29, 2017 and (iii) $1,809,401, in the form of nonqualified stock options to purchase 340,232 shares of our Common Stock with a vesting schedule as follows: 43,145 were vested on the date of grant, 43,145 on November 29, 2015, 126,971 on November 29, 2016 and 126,971 on November 29, 2017.

On November 25, 2014, Mr. Williams was granted (i) $524,928, in the form of 39,291 fully vested shares of our Common Stock, (ii) $3,196,393, in the form of 239,251 shares of restricted stock with a vesting schedule as follows: 39,291 on November 29, 2015, 99,980 on November 29, 2016, and 99,980 on November 29, 2017 and (iii) $648,673, in the form of nonqualified stock options to purchase 122,344 shares of our Common Stock with a vesting schedule as follows: 17,258 were vested on the date of grant, 17,258 on November 29, 2015, 43,914 on November 29, 2016 and 43,914 on November 29, 2017.

On November 25, 2014, Mr. Maura was granted (i) $1,049,856, in the form of 78,582 fully vested shares of our Common Stock, (ii) $3,994,720, in the form of 299,006 shares of restricted stock with a vesting schedule as follows: 78,582 on November 29, 2015, 110,212 on November 29, 2016, and 110,212 on November 29, 2017 and (iii) $866,770, in the form of nonqualified stock options to purchase 165,848 shares of our Common Stock with a vesting schedule as follows: 34,516 were vested on the date of grant, 34,516 on November 29, 2015, 48,408 on November 29, 2016 and 48,408 on November 29, 2017.

On November 25, 2014, Mr. Sena was granted (i) $104,983, in the form of 7,858 fully vested shares of our Common Stock, (ii) $524,914, in the form of 39,290 shares of restricted stock with a vesting schedule as follows: 7,858 on November 29, 2015, 15,716 on November 29, 2014, and 15,716 on November 29, 2017 and (iii) $109,200, in the form of nonqualified stock options to purchase 20,709 shares of our Common Stock with a vesting schedule as follows: 3,452 were vested on the date of grant, 3,452 on November 29, 2015, 6,903 on November 29, 2016 and 6,902 on November 29, 2017. Mr. Sena forfeited 44,530 unvested stock options and 79,859 unvested shares of restricted stock in connection with his resignation on May 20, 2015.

Falcone Separation Agreement

On November 25, 2014, the Company announced that Mr. Falcone, Chief Executive Officer of the Company and Chairman of the Board, effective December 1, 2014, had resigned from his positions with the Company. Joseph S. Steinberg, an independent member of the Board, became nonexecutive Chairman of the Board effective December 1, 2014.

In connection with Mr. Falcone’s resignation, on November 25, 2014, the Company and Mr. Falcone entered into the Falcone Separation Agreement pursuant to which Mr. Falcone was paid $20,500,000 as a one-time payment, $16,500,000, which constituted the unpaid portion of Mr. Falcone’s Fiscal 2014 annual bonus (in cash, rather than a combination of cash and equity) and $3,300,000, which constituted a pro-rata bonus for Fiscal 2015 (in cash, rather than a combination of cash and equity) for service through December 1, 2014 based on anticipated results. Mr. Falcone’s warrant was amended to provide for their continued vesting, in accordance with their prior vesting schedule, as if Mr. Falcone remained employed with the Company through each applicable vesting date. In exchange, Mr. Falcone executed a general release of claims in favor of the Company and agreed to various restrictive covenants, including covenants relating to non-competition, non-solicitation, non-disparagement, confidentiality, and further cooperation. The Falcone Separation Agreement further provides, among other things, that for a period of two years from the date of Mr. Falcone’s resignation, without the approval of a majority of the directors on the Board, Mr. Falcone may not, and may not cause his affiliates, to (i) enter into or seek to enter into a business combination involving the Company, (ii) seek representation or control of the Board or affairs of the Company, (iii) purchase or acquire additional securities of the Company, (iv) make certain proposals or solicit such proxies, or (v) have any discussions or enter into any arrangements with, or assist any other person in connection with any of the foregoing. A special committee of independent members of the Board, advised by outside legal counsel and other advisors, reviewed, negotiated and recommended for approval to the Board the Falcone Separation Agreement, which was then approved by the Board.

COMPENSATION AND BENEFITS

Summary Compensation Table

The following table discloses compensation for Fiscal 2014, Fiscal 2013 and Fiscal 2012 received by Messrs. Falcone, Asali, Williams, Maura and Sena, each of whom was a “named executive officer” during Fiscal 2014. As disclosed in greater detail elsewhere in this proxy statement, Mr. Falcone resigned from his positions with the Company on December 1, 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(5)(6)	Option and Warrant Awards ($)(5)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Philip A. Falcone, former Chairman of the Board and Chief Executive Officer(1)	2014	488,462	—		—	9,669,990	17,500,000	50,000	27,708,452
	2013	—	—		—	—	—	50,000	50,000
	2012	—	—		—	—	—	—	—

Omar M. Asali, Director and President	2014	500,000	—		12,227,772	2,017,608	7,886,000	138,839	22,770,219
	2013	500,000	—		10,055,560	1,934,395	8,000,000	49,940	20,539,895
	2012	500,000	—		1,701,000	1,735,000	7,934,000	—	11,870,000
Thomas A. Williams, Executive Vice President and Chief Financial Officer(3)	2014	500,000	—		4,554,840	750,825	2,836,000	62,750	8,704,415
	2013	500,000	—		1,835,004	351,865	2,980,000	60,000	5,726,869
	2012	278,846	—		240,500	233,786	1,448,000	6,423	2,207,555

David M. Maura, Executive Vice President and Managing Director(4)	2014	500,000	—		11,889,468	1,966,376	3,844,000	50,000	18,249,844
	2013	500,000	—		8,044,448	1,547,516	7,778,000	50,000	17,919,964
	2012	500,000	—		1,215,000	1,231,850	6,346,000	—	9,292,850
Michael Sena, Chief Accounting Officer(9)	2014	250,000	—		611,388	100,084	480,000	23,231	1,464,703
	2013	211,538	100,000	(10)	83,300	108,123	400,000	19,003	921,964
	2012	—	—		—	—	—	—	—

(1)	During Fiscal 2012 through the end of Fiscal 2013, Mr. Falcone did not receive any compensation for his services to the Company other than $50,000 in Fiscal 2013 as further set forth in footnote 8 below.

(2)	[Reserved.]

(3)	Mr. Williams’ Fiscal 2012 base salary represents the amount he earned from March 5, 2012 (the effective date of employment) to September 30, 2012.

(4)	Excludes the grant of 100,000 Spectrum Brands shares to Mr. Maura on July 25, 2012 as authorized and approved by a subcommittee comprised solely of independent directors of the compensation committee of Spectrum Brands.

(5)	All stock and option awards were granted under the Harbinger Group Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”). These columns reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (disregarding any risk of forfeiture assumptions). For a discussion of the relevant valuation assumptions, See Note 22 to Consolidated Financial Statements included in the 2014 Annual Report.

(6)

As discussed in greater detail below, equity awards granted pursuant to the 2014 Bonus Plan were issued after the end of our Fiscal 2014 and are not presented in this table. Such grants will be presented in next year’s table. The equity awards presented in this table were granted in November and December 2013 pursuant to the bonus plan for Fiscal 2013 (the “2013 Bonus Plan”). The equity awards made pursuant to the 2013 Bonus Plan were not included in the Summary Compensation Table or Grants of Plan-Based Awards Table in our report for Fiscal 2013 because such awards were not granted until after the end of our Fiscal 2013. These awards were disclosed, however, in the Compensation Discussion and Analysis in our report for Fiscal 2013. Pursuant to the 2013 Bonus Plan, the following grants were made in November and December 2013: (A) Mr. Asali was granted (i) $1,275,000, in the form of 127,373 fully vested shares of our Common Stock, (ii) $8,925,000, in the form of 891,608 shares of restricted stock with a vesting schedule as follows: 127,373 on November 29, 2014, 382,118 on November 29, 2015, and 382,117 on November 29, 2016 and (iii) $1,800,000, in the form of nonqualified stock options to purchase 409,091 shares of our Common Stock with a vesting schedule as follows: 51,136 were vested on the date of grant, 51,136 on November 29, 2014, 153,409 on

November 29, 2015 and 153,410 on November 29, 2016; (B) Mr. Williams was granted (i) $510,000, in the form of 50,949 fully vested shares of our Common Stock, (ii) $3,290,000, in the form of 328,621 shares of restricted stock with a vesting schedule as follows: 50,949 on November 29, 2014, 138,836 on November 29, 2015, and 138,836 on November 29, 2016 and (iii) $670,000, in the form of nonqualified stock options to purchase 152,386 shares of our Common Stock with a vesting schedule as follows: 20,455 were vested on the date of grant, 20,455 on November 29, 2014, 55,738 on November 29, 2015 and 55,738 on November 29, 2016; (C) Mr. Maura was granted (i) $1,020,000, in the form of 101,898 fully vested shares of our Common Stock, (ii) $8,898,000, in the form of 888,891 shares of restricted stock with a vesting schedule as follows: 101,898 on November 29, 2014, 393,497 on November 29, 2015, and 393,496 on November 29, 2016 and (iii) $1,750,000, in the form of nonqualified stock options to purchase 397,773 shares of our Common Stock with a vesting schedule as follows: 40,909 were vested on the date of grant, 40,909 on November 29, 2014, 157,977 on November 29, 2015 and 157,978 on November 29, 2016; and (D) Mr. Sena was granted (i) $102,000, in the form of 10,190 fully vested shares of our Common Stock, (ii) $408,000, in the form of 40,759 shares of restricted stock with a vesting schedule as follows: 10,190 on November 29, 2014, 15,285 on November 29, 2015, and 15,284 on November 29, 2016 and (iii) $90,000, in the form of nonqualified stock options to purchase 20,455 shares of our Common Stock with a vesting schedule as follows: 4,091 were vested on the date of grant, 4,091 on November 29, 2014, 6,136 on November 29, 2015 and 6,137 on November 29, 2016. Mr. Falcone did not participate in the 2013 Bonus Plan.

(7)	Reflects the cash portion of the incentive awards earned by our named executive officers pursuant to the 2014 Bonus Plan with respect to services performed for the Company during Fiscal 2014. As discussed in the section titled “Annual Bonus Plan,” amounts in excess of two times the target corporate bonus pool are deferred to subsequent years, resulting in the deferral from amounts listed in this column of $5,886,000, $2,036,000, $2,244,000 and $320,000 for Messrs. Asali, Williams, Maura and Sena, respectively, to be paid out in equal installments in November 2015 and 2016, respectively, as long as the performance that merited these awards is sustained, subject to the Clawback Policy and Malus Provisions as described in the section titled “Summary of Sound Governance Features of our Compensation Programs.” For Mr. Falcone, the form of payment of his 2014 annual bonus in respect of the 2014 Bonus Plan was in cash pursuant to the Falcone Separation Agreement.

(8)	For Mr. Falcone, amounts in this column represent the value of his FlexNet cash benefit of $50,000, utilized for transportation services during Fiscal 2014. For Mr. Asali, amounts in this column represent the value of his FlexNet cash benefit of $50,000, utilized for transportation and administrative services and $88,839 in reimbursement for legal services. For Mr. Williams, amounts in this column represent the Company’s matching contribution under our 401(k) Plan in the amount of $12,750 and the value of his FlexNet cash benefit of $50,000, utilized for transportation services, technology reimbursement, financial services and health and welfare programs. For Mr. Maura, amounts in this column represent the value of his FlexNet cash benefit of $50,000, utilized for health and welfare programs, transportation and travel services. For Mr. Sena, amounts in this column represent the Company’s matching contribution under our 401(k) Plan in the amount of $ 13,230 and the value of his FlexNet cash benefit of $10,000, utilized for health and welfare programs, tax preparation and technology.

(9)	Mr. Sena’s Fiscal 2013 base salary represents the amount he earned from November 19, 2012 (the effective date of employment) to September 30, 2013.

(10)	Represents a one-time signing bonus of $100,000 which was paid to Mr. Sena during Fiscal 2013.

The SEC disclosure rules require that the Summary Compensation Table and the Grants of Plan-Based Awards Table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. Accordingly, these tables present equity grants made pursuant to the 2013 Bonus Plan in respect of Fiscal 2013 performance and do not include the equity awards that were earned by our named executive officers pursuant to the 2014 Bonus Plan in respect of Fiscal 2014 performance. See Footnote (6) of the Summary Compensation Table above and “Company Significant Events after Fiscal 2014 — Equity Grants Pursuant to the 2014 Bonus Plan.”

Agreements with Named Executive Officers

Employment Agreements with Messrs. Asali, Williams, Maura and Sena

On February 11, 2014, the Company entered into amended and restated employment agreements with Messrs. Asali, Williams and Maura. Each amended and restated employment agreement provides for a one year term which automatically renews each October 1, subject to earlier termination. The amended and restated

employment agreements provide for an annual base salary of $500,000 and entitle the executives to participate in the Company’s annual bonus plan comprised of a mix of cash and equity (see discussion above in the section titled “Annual Bonus Plan” for a more detailed discussion of the bonus). Messrs. Asali, Williams and Maura previously received an initial equity grant of stock options and restricted stock, in connection with each executive’s entry into his original employment agreement.

Messrs. Asali, Williams and Maura are also subject to certain non-competition restrictions for six (6) months post-termination of employment and certain non-solicitation restrictions for eighteen (18) months post-termination of employment, a four year post-employment cooperation provision and a mutual nondisparagement covenant.

On November 1, 2012, the Company entered into an employment agreement with Mr. Sena as its Senior Vice President and Chief Accounting Officer, effective as of November 19, 2012. Mr. Sena’s annual base salary is $250,000. Mr. Sena’s agreement provided for a one-time signing bonus of $100,000 which was paid to Mr. Sena during Fiscal 2013. In accordance with his employment agreement, Mr. Sena is also eligible for an annual bonus comprised of a mix of cash and equity (see discussion above in the section titled “Annual Bonus Plan” for a more detailed discussion of the bonus). In addition, on November 19, 2012, Mr. Sena was granted an initial long term equity grant of 10,000 shares of restricted stock and nonqualified stock options to purchase 30,000 shares of our Common Stock. Subject to his continued employment, Mr. Sena’s restricted stock will vest on November 19, 2015 and his option awards will vest 25% per year on the first, second, third and fourth anniversaries of November 19, 2012. Mr. Sena is also subject to certain non-competition restrictions for six months following termination of employment and certain non-solicitation restrictions for 18 months following termination of employment, as well as perpetual confidentiality and non-disparagement provisions.

Grants of Plan-Based Awards for Fiscal 2014

The following table provides information concerning awards granted in Fiscal 2014 to our named executive officers. As disclosed in greater detail elsewhere in this proxy statement, Mr. Falcone resigned from his positions with the Company on December 1, 2014.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)(3)
		Threshold ($)	Target ($)	Maximum ($)(1)
Philip A. Falcone	5/30/2014		2,500,000			3,000,000	$13.125	9,669,990
Omar M. Asali			2,500,000
	12/2/2013					409,091	$11.76	2,017,608
	11/29/2013				127,373			1,528,476
	12/2/2013				891,608			10,699,296
Thomas A. Williams			1,000,000
	12/2/2013					152,386	$11.76	750,825
	11/29/2013				50,949			611,388
	12/2/2013				328,621			3,943,452
David M. Maura			2,000,000
	12/2/2013					397,773	$11.76	1,966,376
	11/29/2013				101,898			1,222,776
	12/2/2013				888,891			10,666,692
Michael Sena			200,000
	12/2/2013					20,455	$11.76	100,084
	11/29/2013				10,190			122,280
	12/2/2013				40,759			489,108

(1)	This reflects the target payouts to our named executive officers pursuant to the 2014 Bonus Plan with respect to services performed for the Company during Fiscal 2014. Note that the 2014 Bonus Plan is payable 60% in equity and 40% in cash. In accordance with SEC rules, the equity portion (payable in stock, restricted stock and options) is not reportable in this proxy statement’s Grants of Plan Based Award table or Summary Compensation table, but will be reported in next year’s tables for Fiscal 2015. The maximum bonus payment to any individual under the 2014 Bonus Plan with respect to any year is subject to the $20 million Award Cap.

(2)	All restricted stock and option awards made in Fiscal 2014 were granted pursuant to the 2011 Plan. The warrants granted to Mr. Falcone were granted pursuant to the 2014 Warrant Plan.

(3)	This column reflects the aggregate grant date fair value of the option and stock awards computed in accordance with FASB ASC Topic 718 (disregarding any risk of forfeiture assumptions). For a discussion of the relevant valuation assumptions, see Note 20 to Consolidated Financial Statements included in the 2014 Annual Report.

Outstanding Equity Awards as of September 30, 2014

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Philip A. Falcone	600,000	2,400,000	(13)	—	13.125	3/10/2019	—		—
Omar M. Asali	500,000	500,000	(3)	—	4.86	2/14/2022	350,000	(3)	4,592,000
	142,136	402,764	(4)	—	8.52	11/29/2022	882,680	(4)	11,580,762
	51,136	357,955	(9)	—	11.76	11/29/2023	891,608	(9)	11,697,897
Thomas A. Williams	—	70,000	(5)	—	4.81	5/14/2022	50,000	(5)	656,000
	56,854	43,967	(6)	—	8.52	11/29/2022	96,356	(6)	1,264,191
	20,455	131,931	(10)	—	11.76	11/29/2023	328,621	(10)	4,311,508
David M. Maura	—	355,000	(3)	—	4.86	2/14/2022	250,000	(3)	3,280,000
	113,708	322,212	(7)	—	8.52	11/29/2022	706,144	(7)	9,264,609
	40,909	356,864	(11)	—	11.76	11/29/2023	888,891	(11)	11,662,250
Michael Sena	7,500	22,500	(8)	—	8.33	2/12/2023	10,000	(8)	131,200
	4,091	16,364	(12)	—	11.76	11/29/2023	40,759	(12)	534,758

(1)	The exercise price of all equity awards is equal to the fair market value (closing sale price of our Common Stock) on the date of grant, except for Mr. Falcone’s grant pursuant to the 2014 Warrant Plan, for which the exercise price is equal to 105% of the fair market value (closing sale price of our Common Stock) on the date of grant.

(2)	The amounts in this column reflect the fair market value of the unvested restricted stock based on the closing stock price of $13.12 on the last trading day in Fiscal 2014.

(3)	Messrs. Asali’s and Maura’s unvested option awards vest in equal annual installments on the third and fourth anniversaries of October 1, 2011, and their restricted stock will vest on October 1, 2014.

(4)	Mr. Asali’s unvested option awards will vest as follows: 201,382 on November 29, 2014 and 201,382 on November 29, 2015. Mr. Asali’s restricted stock will vest as follows: 441,340 on November 29, 2014, and 441,340 on November 29, 2015.

(5)	Mr. Williams’ unvested option awards vest in equal annual installments on the third and fourth anniversaries of March 5, 2012 and his restricted stock will vest on March 5, 2015.

(6)	Mr. Williams’ unvested option awards will vest as follows: 21,984 on November 29, 2014 and 21,983 on November 29, 2015. Mr. Williams’ restricted stock will vest as follows: 48,178 on November 29, 2014, and 48,178 on November 29, 2015.

(7)	Mr. Maura’s unvested option awards will vest as follows: 161,106 on November 29, 2014 and 161,106 on November 29, 2015. Mr. Maura’s restricted stock will vest as follows: 353,072 on November 29, 2014, and 353,072 on November 29, 2015.

(8)	Mr. Sena’s option award will vest in equal annual installments on the second, third and fourth anniversaries of November 19, 2012 and his restricted stock will vest on November 19, 2015.

(9)	Mr. Asali’s unvested option awards will vest as follows: 51,136 on November 29, 2014, 153,409 on November 29, 2015 and 153,410 on November 29, 2016. Mr. Asali’s restricted stock will vest as follows: 127,373 on November 29, 2014, 382,118 on November 29, 2015, and 382,117 on November 29, 2016.

(10)	Mr. Williams’ unvested option awards will vest as follows: 20,455 on November 29, 2014, 55,738 on November 29, 2015 and 55,738 on November 29, 2016. Mr. Williams’ restricted stock will vest as follows: 50,949 on November 29, 2014, 138,836 on November 29, 2015, and 138,836 on November 29, 2016.

(11)	Mr. Maura’s unvested option awards will vest as follows: 40,909 on November 29, 2014, 157,977 on November 29, 2015 and 157,978 on November 29, 2016. Mr. Maura’s restricted stock will vest as follows: 101,898 on November 29, 2014, 393,497 on November 29, 2015, and 393,496 on November 29, 2016.

(12)	Mr. Sena’s unvested option awards will vest as follows: 4,091 on November 29, 2014, 6,136 on November 29, 2015 and 6,137 on November 29, 2016. Mr. Sena’s restricted stock will vest as follows: 10,190 on November 29, 2014, 15,285 on November 29, 2015, and 15,284 on November 29, 2016.

(13)	Mr. Falcone’s unvested warrant awards will vest as follows: 600,000 on each of March 10, 2015, 2016, 2017 and 2018.

Option Exercises and Stock Vested in Fiscal 2014

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(3)
Philip A. Falcone	—	—		—		—
Omar M. Asali	—	—		127,373	(1)	1,528,476
				148,775	(2)	1,785,300
Thomas A. Williams	70,000	$537,607	(4)	50,949	(1)	611,388
				59,510	(2)	714,120
David M. Maura	355,000	$2,576,058	(4)	101,898	(1)	1,222,776
				56,854	(2)	682,248
Michael Sena	—	—		10,190	(1)	122,280

(1)	Represents stock awards granted pursuant to the 2013 Bonus Plan which was fully vested on the November 29, 2013 date of grant.

(2)	Represents restricted stock awards granted pursuant to the bonus plan for Fiscal 2012, which vested on November 29, 2013.

(3)	The value realized on vesting is based on the stock price of $12.00 on November 29, 2013.

(4)	The value realized on exercise is based on a weighted average stock price derived from a stock price range of $12.00 to $12.98 during a series of exercises that occurred during Fiscal 2014.

Pension Benefits

For Fiscal 2014, the Company did not maintain any defined benefit pension plan for the benefit of our named executive officers.

Nonqualified Deferred Compensation

Our annual bonus program provides for an automatic deferral of payouts in excess of two times the target bonus pool. These cash amounts, payable on a deferred basis pursuant to the 2013 Bonus Plan, were previously included as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal 2013, but were not reflected in the Nonqualified Deferred Compensation table for Fiscal 2013 because these amounts were awarded in November 2013, which was after the completion of Fiscal 2013. Similarly, the portion of the cash bonuses earned under the 2014 Bonus Plan but payable on a deferred basis were awarded in November 2014, which was after the completion of Fiscal 2014, and are therefore not included in the table below.

Name	Registrant Contributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Philip A. Falcone	—	—
Omar M. Asali	$6,000,000	$8,967,500
Thomas A. Williams	$2,180,000	$2,504,000
David M. Maura	$6,178,000	$8,551,000
Michael Sena	$240,000	$240,000

Payments Upon Termination and Change of Control

Termination Payments Payable to Messrs. Asali, Williams and Maura

If during the term of the amended and restated employment agreements, the Company terminates an executive’s employment without “Cause” (as defined in each amended and restated employment agreement) or if the executive terminates his employment for “Good Reason” (as defined below), subject to the executive executing a general release of claims in favor of the Company, the Company is required to pay or provide the executive with: (i) his base salary for twelve months in continuing installments; (ii) vesting of the initial equity grant on the dates it would otherwise have vested (and the restrictions on the restricted stock will lapse) had executive continued to be an active employee of the Company; (iii) vesting of 100% of the unpaid deferred cash portion, if any, of annual bonuses awarded for years prior to the year of termination, with payment on the same scheduled payment dates (provided that the deferral shall not be for more than four years) and vesting of 100% of the unvested equity portion, if any, of annual bonuses awarded for years prior to the year of termination, with such vesting to occur on the same dates that such equity would otherwise vest had the executive continued to be an active employee of the Company; (iv) eligibility to receive a pro-rata annual bonus for the year of termination, based on achievement of performance, provided that the cash portion of such bonus shall be paid and the equity portion of such bonus shall be granted in the same proportion of cash and equity that are granted to other Company executives, and 50% of such amounts shall be paid within 74 days after the end of the fiscal year and the remaining 50% shall be paid on the first anniversary of such date and (vi) COBRA reimbursement for a period of up to twelve (12) months (the “Benefits Continuation”). In addition, the Company shall pay the executive any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.

In addition, during the period beginning sixty days prior to a Change in Control (as defined in each amended and restated employment agreement) or, if earlier, upon the signing of a definitive agreement to enter into a Change in Control (which in each case actually results in a Change in Control) and ending upon the first anniversary of such Change in Control, if the Company terminates the executive’s employment without Cause or if the executive terminates his employment for Good Reason, then in lieu of the severance described above, the Company shall pay or provide the executive with: (i) the sum of two times (x) his base salary and (y) the greater of (A) target variable compensation (per the relevant year’s bonus plan) or (B) $2,500,000, payable in installments over 24 months; (ii) vesting of the initial equity grant as set forth above; (iii) vesting of 100% of any unvested equity for annual bonuses awarded prior to the year of termination; (iv) 100% vesting of the unpaid deferred cash portion, if any of annual bonuses awarded for years prior to the year of termination, with payment within 74 days after the Change in Control or cessation of employment (unless Section 409A of the Internal Revenue Code requires payment on the original payment dates); (v) eligibility for a pro rata annual bonus for the year of termination, based on achievement of performance determined in accordance with the employment agreement, provided that 50% of such amounts shall be paid in cash within 74 days after the end of the fiscal year and the remaining 50% shall be paid in cash on the first anniversary of such date; (vi) outplacement services; and (vii) COBRA reimbursement for up to 18 months.

Upon a termination of employment due to the executive’s death or “Disability” (as defined in the employment agreements), the Company shall pay or provide such executive with (i) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid, (ii) the Benefits Continuation, subject to receiving a signed waiver and general release of claims from the executive, and (iii) any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.

“Good Reason” for each of Messrs. Asali, Williams and Maura means the occurrence, without an executive’s express written consent, of any of the following events: (A) a material diminution in executive’s authority, duties, responsibilities or title; (B) a diminution of base salary; (C) a change in the geographic location of the executive’s principal place of performance of his services to a location more than thirty (30) miles outside of New York City that is also more than thirty (30) miles from his primary residence at the time of such change, except for travel consistent with the terms of the employment agreement; (D) the Company gives notice that the term of the employment agreement is not to be extended so long as the executive continues to perform his duties for the Company through the end of the term and separates from the Company at the end of the term; (E) a material breach by the Company of the employment agreement; (F) the failure by the Company to provide for executive’s participation in an annual bonus arrangement (whether paid annually or over a period not to exceed four fiscal years); or (G) the Company’s material reduction in the target amount or maximum bonus opportunity that may be earned under the Company’s bonus arrangement if the performance criteria are satisfied (and for Mr. Asali only, modification of the Company’s bonus arrangement in a manner that materially reduces executive’s reasonable opportunity to achieve such bonus, relative to executive’s prior participation). In addition, for Mr. Asali only, Good Reason includes if Mr. Asali is not re-nominated to the Board (unless such nomination would violate any legal restriction or order or would cause the Board to be in breach of its fiduciary obligations). An executive must give the Company a written notice (specifying in detail the event or circumstances claimed to give rise to Good Reason) within ninety (90) days after the executive has knowledge that an event constituting Good Reason has occurred, or is deemed to have occurred and must give the Company thirty (30) days to cure. If not cured, the executive must actually terminate his or her employment within 120 days following the event constituting Good Reason; otherwise, that event will no longer constitute Good Reason (except with respect to (D) above).

Termination Payments Payable to Mr. Sena

If during the term of his employment agreement, the Company terminates Mr. Sena’s employment without “Cause” (as defined in his employment agreement) or if Mr. Sena resigns his employment for “Good Reason” (as defined below), then, subject to receiving a signed separation agreement and general release of claims from Mr. Sena, the Company shall pay or provide Mr. Sena with (i) severance equal to six months base salary in accordance with the terms of the Company’s then current severance plan, (ii) vesting of the initial equity grant on a pro-rata basis based on the length of time elapsed (calculated as if Mr. Sena worked for an additional six months after the date of termination), (iii) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid, and (iv) eligibility for a pro-rated annual bonus for the fiscal year of termination, but only to the extent that the bonus is based on his achieving objective goals based entirely on his performance, and he has actually achieved those goals before his termination. In addition, the Company shall pay Mr. Sena any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses. Mr. Sena is not eligible to receive any Corporate Bonus (based on increase in NAV), or any other individual bonus, in the fiscal year of termination unless he remains employed through the last business day of such fiscal year.

Upon a termination of employment due to the executive’s death or “Disability” (as defined in the employment agreements), the Company shall pay or provide such executive with (i) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid and (ii) any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.

“Good Reason” for Mr. Sena means the occurrence, without an executive’s express written consent, of any of the following events: (A) a material diminution in executive’s authority, duties, responsibilities or title; (B) a diminution of base salary; (C) a change in the geographic location of the executive’s principal place of performance of his services to a location more than thirty (30) miles outside of New York City that is also more than thirty (30) miles from his primary residence at the time of such change, except for travel consistent with the terms of the employment agreement; or (D) a material breach by the Company of the employment agreement. Mr. Sena must give the Company a written notice (specifying in detail the event or circumstances claimed to give rise to Good Reason) within twenty-five (25) days after the executive has knowledge that an event constituting Good Reason has occurred, or is deemed to have occurred and must give the Company thirty (30) days to cure. If not cured, the executive must actually terminate his or her employment within 120 days following the event constituting Good Reason; otherwise, that event will no longer constitute Good Reason (except with respect to (D) above).

Termination Payments Payable to Mr. Falcone

In connection with Mr. Falcone’s resignation, on November 25, 2014, the Company and Mr. Falcone entered into the Falcone Separation Agreement as detailed in the section titled “Company Significant Events after Fiscal 2014 — Falcone Separation Agreement.” Regardless of the Falcone Separation Agreement, however, if Mr. Falcone has been terminated on September 30, 2014, he would be entitled to receive the value of his earned Fiscal 2014 bonus and the continued vesting of warrants to purchase up to 3,000,000 shares of the Company’s Common Stock previously granted to Mr. Falcone under the 2014 Warrant Plan as if Mr. Falcone remained employed with the Company through each applicable vesting date.

Summary of Termination Payments

The following table sets forth amounts of compensation that would have been paid to Messrs. Asali, Williams, Maura and Sena, if their employment was terminated without Cause or for Good Reason. The amounts shown assume that such termination was effective as of September 30, 2014.

Termination without Cause or for Good Reason

Name	Cash Severance(1)	Initial Equity Grant(2)	Prior Year Annual Bonus(3)	Benefits Continuation(4)	Total
Omar M. Asali	$500,000	$8,722,000	$34,585,692	$39,632	$43,847,324
Thomas A. Williams	500,000	1,237,700	8,461,373	39,632	10,238,705
David M. Maura	500,000	6,212,300	31,445,369	39,632	38,197,302
Michael Sena	125,000	195,242	—	—	320,242

(1)	For Messrs. Asali, Williams and Maura, this column reflects payment of twelve months of base salary, payable in continuing installments. For Mr. Sena, this column reflects payment of six months of base salary, payable in continuing installments.

(2)	For Messrs. Asali, Williams and Maura, the initial equity grant vests on the dates it would otherwise have vested (and the restrictions on the restricted stock lapse) had executive continued to be an active employee of the Company. For Mr. Sena, the initial equity grant vests on a pro-rata basis based on the length of time elapsed (calculated as if the executive worked an additional six months) upon a termination without Cause or for Good Reason. For Messrs. Asali, Williams and Maura, the figures represent the value of the entire unvested portion of the original grant of restricted stock and options, based on the closing stock price of $13.12 on the last trading day in Fiscal 2014. For Mr. Sena, the figure represents the value of one-third of the unvested portion of the original grant of options and the value of two-thirds of the original grant of restricted stock, based on the closing stock price of $13.12 on the last trading day in Fiscal 2014.

(3)	For Messrs. Asali, Williams and Maura, this column reflects vesting of 100% of the unpaid deferred cash portion under prior year bonus plans and vesting of 100% of the unvested equity portion granted pursuant to prior year bonus plans, based on the closing stock price of $13.12 on the last trading day in Fiscal 2014. In addition, Messrs. Asali, Williams, Maura and Sena would each be entitled to receive their actual bonus for Fiscal 2014 (as described above) because they worked through the last day of that fiscal year.

(4)	For Messrs. Asali, Williams and Maura, this column reflects COBRA premium reimbursements for 12 months, which are also payable if the executive’s employment is terminated due to death or Disability.

The following table sets forth amounts of compensation that would have been paid to Messrs. Asali, Williams and Maura if their employment was terminated without Cause or for Good Reason during the period that begins sixty days prior to a Change in Control and ends upon the first anniversary of such Change in Control. The amounts shown assume that such termination was effective as of September 30, 2014.

Upon a Termination without Cause or for Good Reason within Change of Control Period

Name	Cash Severance(1)	Initial Equity Grant(2)	Prior Year Annual Bonus(3)	Benefits Continuation(4)	Outplacement Services(5)	Total
Omar M. Asali	$6,000,000	$8,722,000	$34,585,692	$59,448	$15,000	$49,382,140
Thomas A. Williams	$6,000,000	$1,237,700	$8,461,373	$59,448	$15,000	$15,773,521
David M. Maura	$6,000,000	$6,212,300	$31,445,369	$59,448	$15,000	$43,732,118

(1)	This column reflects the sum of two times (x) base salary and (y) the greater of (A) target bonus compensation or (B) $2,500,000, payable in installments over 24 months.

(2)	Vesting of initial equity grants as provided above.

(3)	This column reflects payment of 100% of the unpaid deferred cash portion under prior year bonus plans and vesting of 100% of the unvested equity portion granted pursuant to prior year bonus plans, based on the closing stock price of $13.12 on the last trading day in Fiscal 2014. Note that Messrs. Asali, Williams and Maura would each also be entitled to receive their full bonus for the fiscal year of termination (as described above) because they worked through the last day of Fiscal 2014.

(4)	This column reflects COBRA premium reimbursement payments for up to 18 months. In addition, COBRA premium reimbursements are payable for 12 months if the executive’s employment is terminated due to death or Disability.

(5)	This column reflects estimated payments for outplacement services.

Director Compensation

Directors who are not employees of the Company or of Harbinger Capital (or an affiliate) (“non-employee directors”) receive an annual retainer of $80,000 (paid on a quarterly basis). Non-employee directors also receive an annual equity award of $80,000, granted as restricted stock or restricted stock units, which vest on the last date of the Company’s fiscal year, subject to continued service on the Board on such date.

In addition, newly elected non-employee directors receive a commencement equity award of $80,000, granted as restricted stock or restricted stock units, to vest in full on the one-year anniversary of the commencement of each such director’s service on the Board. Newly elected directors are only entitled to receive the annual equity award in the first fiscal year commencing immediately following the date such newly elected director becomes a member of the Board.

For Fiscal 2014, compensation for service on special, audit and compensation committees is paid in quarterly installments as follows:

Committee	Chair Annual Retainer	Member Annual Retainer
Special	$30,000	$20,000
Audit	$26,000	$15,000
Compensation	$15,000	$6,000
Nominating and Corporate Governance	$10,000	$5,000

In addition, if a non-employee director attends in excess of 20 in-person committee meetings of our Board in one fiscal year, then such director receives $1,500 for each meeting in excess of 20 that such director attends.

We maintain a non-employee director share retention requirement, requiring each non-employee director to retain ownership of 100% of his or her covered shares, net of taxes and transaction costs, until the earlier of (i) the date of such director’s termination of employment or (ii) the date such person is no longer a director.

On September 18, 2014, equity awards of 6,079 restricted stock units were granted to each of Messrs. Luterman and Ianna, which vested on September 30, 2014. On May 30, 2014, equity awards of 6,962 restricted stock units were granted to Mr. Davis, which vested on February 15, 2015.

Director Compensation Table

The following table shows for Fiscal 2014 certain information with respect to the compensation of the directors of the Company, excluding Philip A. Falcone, Omar M. Asali and David Maura whose compensation is disclosed above in the section entitled “Summary Compensation Table,” and Curtis A. Glovier, who joined our Board on February 19, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lap W. Chan(2)	$67,320	$—	$67,320
Frank Ianna	102,070	80,000	182,070
Gerald Luterman	102,070	80,000	182,070
Joseph Steinberg(3)	—	—	—
Eugene I. Davis(4)	74,112	82,430	156,542
Keith Hladek(3)	—	—	—
Andrew Whittaker(3)	—	—	—

(1)	This column reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (disregarding any risk of forfeiture assumptions). On May 30, 2014, equity awards of 6,962 restricted stock units were granted to Mr. Davis, which vested on February 15, 2015. On September 18, 2014, equity awards of 6,079 restricted stock units were granted to each of Messrs. Luterman and Ianna, which vested on September 30, 2014.

(2)	Mr. Chan ceased to be a director on May 30, 2014.

(3)

Messrs. Falcone, Maura and Asali were employees of our Company and did not receive any compensation from the Company for their services as HRG directors. See section titled “Summary Compensation Table.”

Mr. Hladek was an employee of Harbinger Capital and did not receive any compensation for his service as a director of the Company. Messrs. Falcone and Hladek resigned from the Board, effective as of December 1, 2014. Messrs. Steinberg and Whittaker joined the Board on July 1, 2014. Messrs. Steinberg and Whittaker are entitled to, but have not yet received, compensation for their services as directors.

(4)	Mr. Davis joined the Board on February 25, 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date hereof, our Compensation Committee is composed of Messrs. Eugene I. Davis (Chairman), Curtis A. Glovier, Frank Ianna, Gerald Luterman and Joseph S. Steinberg. None of the members of our Compensation Committee is or has ever been one of our officers or employees. In addition, during Fiscal 2014, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The information contained in this proxy statement shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with our management. Based on that review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Eugene I. Davis (Chairman)

Curtis A. Glovier

Frank Ianna

Gerald Luterman

Joseph S. Steinberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of shares of our Common Stock beneficially owned as of May 22, 2015 by:

•	each director and named executive officer,

•	each person known to us to beneficially own more than 5% of our outstanding Common Stock (the “5% stockholders”), and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% stockholders and the number of shares of our Common Stock beneficially owned, including shares of our Common Stock which may be acquired by them within 60 days, is based upon filings with the SEC as indicated in the footnotes to the table below. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to applicable community property laws. As of May 22, 2015, there were 201,210,539 shares of Common Stock outstanding (including shares of restricted stock) and 3,636,436 shares issuable upon the exercise of outstanding options and warrants and the vesting of restricted stock units that are currently exercisable or become exercisable or vest, as applicable, within 60 days of May 22, 2015.

Included in the computation of the number of shares of our Common Stock outstanding and beneficially owned by a person and the percentage ownership of that person in the table below are shares of our Common Stock that are subject to options, warrants or restricted stock units held by that person that are currently exercisable or become exercisable, or vest, as applicable, within 60 days of May 22, 2015. These shares of our Common Stock are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o HRG Group, Inc., 450 Park Avenue, 29th floor, New York, New York 10022.

Name and Address	Beneficial Ownership	Percent of Class
5% Stockholders
Leucadia National Corporation(1)	46,633,479	23.2%
Funds affiliated with Harbinger Capital(2)	35,072,584	17.4%
CF Turul Group(3)	32,994,740	16.4%
Leon G. Cooperman(4)	10,748,763	5.3%

Our Directors and Named Executive Officers
Omar M. Asali(5)	3,702,889	1.8%
Eugene I. Davis	6,962	*
Philip A. Falcone(6)	36,272,584	17.9%
Curtis A. Glovier	—	—
Frank Ianna	16,516	*
Gerald Luterman	16,516	*
David M. Maura(7)	2,130,250	1.1%
Michael Sena(8)	44,430	*
Joseph S. Steinberg	—	—
Andrew Whittaker	—	—
Thomas A. Williams(9)	835,644	*
All current directors and executive officers as a group (9 persons)(10)	6,708,777	3.3%

*	Indicates less than 1% of our outstanding Common Stock.

(1)

Based solely on a Schedule 13D, Amendment No. 2, filed with the SEC on November 26, 2014, Leucadia is the beneficial owner of 46,633,479 shares of our Common Stock, including the 28,000,000 shares Leucadia may from time to time sell and receive the proceeds from such sale for its own account. The address of Leucadia is 520 Madison Avenue, New York, New York 10022.

(2)	Based solely on a Schedule 13D, Amendment No. 26, filed with the SEC on April 30, 2015, the Master Fund is the beneficial owner of 28,919,882 shares of our Common Stock, the Special Situations Fund is the beneficial owner of 2,788,906 shares of our Common Stock, Global Opportunities Breakaway Fund, L.P. (“Breakaway LP”) is the beneficial owner of 3,057,213 shares of our Common Stock and Global Opportunities Breakaway MM, L.L.C. (“Breakaway MM”) is the beneficial owner of 306,583 shares of our Common Stock. The shares of our Common Stock beneficially owned by the Master Fund may also be deemed to be beneficially owned by Harbinger Capital, the investment manager of the Master Fund; Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger Capital; and Mr. Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Master Fund. The shares of our Common Stock beneficially owned by the Special Situations Fund may be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the general partner of the Special Situations Fund; Harbinger Holdings, the managing member of HCPSS; and Mr. Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Special Situations Fund. The shares of our Common Stock beneficially owned by Breakaway LP may be deemed to be beneficially owned by Harbinger Capital Partners II LP (“HCP II”), the investment manager of Breakaway LP; Harbinger Capital Partners II GP LLC (“HCP II GP”), the general partner of HCP II; and Mr. Falcone, the managing member of HCP II GP and the portfolio manager of Breakaway LP. The shares of our Common Stock beneficially owned by Breakaway LP may also be deemed to be beneficially owned by Global Opportunities Breakaway Funds GP, L.L.C. (“Breakaway GP”), the general partner of Breakaway LP, and by Breakaway MM, the managing member of Breakaway GP. The shares of our Common Stock beneficially owned by Breakaway LP and Breakaway MM may also be deemed to be beneficially owned by Mr. Falcone. The Master Fund has reported in its Schedule 13D, as amended, that a portion of the shares of our Common Stock held by the Master Fund are pledged, together with securities of other issuers, to secure certain portfolio financing for the Master Fund. In addition, Breakaway LP reported in its Schedule 13D, as amended, that it is subject to a liquidation proceeding in the Cayman Islands and, as a result of such proceeding, its shares of Common Stock owned directly by it may be deemed not to be beneficially owned by any other persons. The address of the Master Fund is c/o International Fund Services (Ireland) Limited, 78 Sir John Rogerson’s Quay, Dublin L2, Ireland. The address of Breakaway GP, Breakaway LP, Breakaway MM and the Special Situations Fund is 450 Park Avenue, 30th floor, New York, New York, 10022.

(3)	Based solely on a Schedule 13D, Amendment No. 4, filed with the SEC on February 23, 2015, CF Turul LLC (“CF Turul”) is the beneficial owner of 32,994,740 shares of our Common Stock. The 32,994,740 shares exclude one share of our preferred stock owned by CF Turul, which cannot be converted into Common Stock. As described in the Schedule 13D, each of Fortress Credit Opportunities Advisors LLC, Fortress Credit Opportunities MA Advisors LLC, Fortress Credit Opportunities MA II Advisors LLC, FCO MA LSS Advisors LLC, Fortress Credit Opportunities MA Maple Leaf Advisors LLC, Fortress Global Opportunities (Yen) Advisors LLC, Drawbridge Special Opportunities Advisors LLC, Fortress Special Opportunities Advisors LLC, FIG LLC, Fortress Operating Entity I LP, FIG Corp., Fortress Investment Group LLC, Mr. Peter L. Briger, Jr., and Mr. Constantine M. Dakolias (collectively, the “CF Turul Group”) may also be deemed to be the beneficial owner of our shares of Common Stock beneficially owned by CF Turul, assuming the effectiveness of a joint investment committee agreement. The business address of CF Turul is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(4)

Mr. Cooperman is the Managing Member of Omega Associates, L.L.C. (“Associates”). Associates is the general partner of limited partnerships known as Omega Capital Partners, L.P. (“Capital LP”), Omega Capital Investors, L.P. (“Investors LP”), and Omega Equity Investors, L.P. (“Equity LP”). Mr. Cooperman is the President, CEO, and majority stockholder of Omega Advisors, Inc. (“Advisors”) and Mr. Cooperman

is deemed to control said entity. Advisors serves as the investment manager to Omega Overseas Partners, Ltd. (“Overseas”). Mr. Cooperman has investment discretion over Overseas’ portfolio investments. Advisors serves as a discretionary investment advisor to a limited number of institutional clients (the “Managed Accounts”). As to the shares of Common Stock owned by the Managed Accounts, there would be shared power to dispose or to direct the disposition of such shares because the owners of the Managed Accounts may be deemed beneficial owners of such shares as a result of their right to terminate the discretionary account within a period of 60 days. Mr. Cooperman is the ultimate controlling person of Associates, Capital LP, Investors LP, Equity LP, Overseas, and Advisors. Mr. Cooperman may be deemed the beneficial owner of an aggregate of 10,748,763 shares of Common Stock owned by Capital LP, Investors LP, Equity LP, Overseas and the Managed Accounts. Except as otherwise indicated, the principal business address of Mr. Cooperman and his affiliated entities and Managed Accounts is 11431 W. Palmetto Park Road, Boca Raton FL 33428. The registered address of Overseas is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, British West Indies.

(5)	Includes 2,463,954 shares of Common Stock and 1,238,935 shares of Common Stock underlying options that have vested or will vest within 60 days of May 22, 2015. Does not include 1,055,288 shares subject to unvested options that do not vest within 60 days of May 22, 2015. Such amounts do not include 106,553 shares of our Common Stock held by a charitable foundation of which Mr. Asali and his spouse are trustees.

(6)	Mr. Falcone ceased to be the Chief Executive Officer and Chairman of the Board of Directors of the Company effective December 1, 2014. Based solely on a Schedule 13D, Amendment No. 26, filed with the SEC on April 30, 2015, Mr. Falcone, the managing member of Breakaway MM, Harbinger Holdings and HCP II GP and portfolio manager of each of the Master Fund and the Special Situations Fund, may be deemed to indirectly beneficially own 35,072,584 shares of our Common Stock. Mr. Falcone has shared voting and dispositive power over all such shares. The Master Fund has reported in its Schedule 13D, as amended, that a portion of the shares of our Common Stock held by the Master Fund are pledged, together with securities of other issuers, to secure certain portfolio financing for the Master Fund. Breakaway LP reported in its Schedule 13D, as amended, that it is subject to a liquidation proceeding in the Cayman Islands and, as a result of such proceeding, its shares of Common Stock owned directly by it may be deemed not to be beneficially owned by any other persons. The amount of shares of Common Stock beneficially owned by Mr. Falcone includes 1,200,000 shares of Common Stock underlying warrants awarded to Mr. Falcone under the 2014 Warrant Plan that have vested or will vest within 60 days of May 22, 2015 and does not include 1,800,000 shares underlying unvested warrants that do not vest within 60 days of May 22, 2015. Mr. Falcone’s address is c/o Harbinger Holdings, LLC, 450 Park Avenue, 30th floor, New York, New York, 10022.

(7)	Includes 1,703,027 shares of Common Stock and 391,148 shares of Common Stock underlying options that have vested or will vest within 60 days of May 22, 2015. Does not include 785,893 shares underlying unvested options that do not vest within 60 days of May 22, 2015. Also includes 36,075 shares of Common Stock contributed by Mr. Maura to a charitable foundation that may be deemed to be beneficially owned by Mr. Maura.

(8)	Mr. Sena ceased to be the Senior Vice President and Chief Accounting Officer of the Company effective May 20, 2015. Includes 17,796 shares of Common Stock and 26,634 shares of Common Stock underlying options that have vested as of May 22, 2015.

(9)	Includes 663,638 shares of Common Stock and 172,006 shares of Common Stock underlying options that have vested or will vest within 60 days of May 22, 2015. Does not include 273,545 shares underlying unvested options that do not vest within 60 days of May 22, 2015.

(10)

Includes 4,876,601 shares of Common Stock and 1,802,089 shares of Common Stock underlying options, warrants or restricted stock units that are currently exercisable or become exercisable, or vest, as applicable, within 60 days of May 22, 2015. Also includes 36,075 shares of Common Stock contributed by Mr. Maura to a charitable foundation that may be deemed to be beneficially owned by Mr. Maura. Does not include 2,114,726 shares underlying unvested options that do not vest within 60 days of May 22, 2015.

Changes in Control

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company or any of its parents, the operation of which may, at a subsequent date, result in a change in control of the Company, other than ordinary default provisions that may be contained in our Charter or Bylaws, or trust indentures, or other governing instruments relating to the securities of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Board has adopted a Statement of Policy with Respect to Related Party Transactions (the “Related Party Transactions Policy”). A “Related Party Transaction” is defined in the Related Party Transactions Policy as any financial transaction or any series of similar transactions in which we are a participant and in which a related person (i.e., a director, officer, beneficial owner of more than 5% of any class of our capital stock or a family member or controlling or controlled entity of the foregoing persons) has a direct or indirect interest, other than: (i) our payment of compensation to a related person for the related person’s service in the capacity that give rise to the person’s status as a “related person”; (ii) transactions available to all of our employees or all of our stockholders on the same terms; and (iii) transactions which, when aggregated with the amount of all other transactions between us and the related person, involve in a fiscal year the lesser of (a) $100,000 or (b) 1% of the average of our total assets at year-end for the last two completed fiscal years. Pursuant to the Related Party Transaction Policy, the Related Party Transaction proposed to be entered into must be reported to our Board for review. In reviewing and determining whether to approve a proposed Related Party Transaction presented to our Board, the disinterested members of our Board will analyze such factors as they deem appropriate. We may only enter into a Related Party Transaction upon approval by our Board. Our Board may delegate its authority to review and approve Related Party Transactions to the Audit Committee, a special committee or other committee of our Board.

In November 2012, HRG and Harbinger Capital entered into a reciprocal services agreement with respect to the provision of services to each other going forward, which was amended on November 25, 2014 (the “Services Agreement”). Pursuant to the Services Agreement, the parties each agreed to provide or cause to be provided services to each other, including their respective affiliates and subsidiaries. The services may include providing office space and operational support and each party making available their respective employees to provide services as reasonably requested by the other party, subject to any limitations contained in applicable employment agreements and the terms of the Services Agreement. Each party will pay the other party a service fee for the services provided and such service fee is intended to be the actual cost of the service without profit but including, as applicable, one-time costs, out-of pocket costs, costs of consents, fully loaded hourly rates and any pass through or allocation of payments. The Services Agreement provides that the parties are subject to confidentiality obligations and that the parties will indemnify each other and their related parties against certain costs and liabilities arising out of the performance of the Services Agreement. The Services Agreement will continue in effect until terminated by either party, following ninety (90) days advance written notice. HRG recognized $5.7 million of expenses under the Services Agreement with respect to Fiscal 2014 and $2.6 million of expenses under the Services Agreement with respect to the six months ended March 31, 2015. The Company believes that the amount of expenses recognized is reasonable; however, it does not necessarily represent the costs that would have been incurred by the Company on a stand-alone basis.

On March 18, 2014, HRG entered into the Letter Agreement with Leucadia (the “Letter Agreement”). The Letter Agreement was entered into in connection with the consummation of the transactions contemplated by that certain Preferred Securities Purchase Agreement, dated March 18, 2014, by and among HCP Stockholders and Leucadia, pursuant to which Leucadia acquired, following receipt of regulatory approval, 23.0 million shares of Common Stock, at a price of $11.00 per share of Common Stock, for an aggregate purchase price of $253.0 million in cash. HRG did not sell any securities in the transaction. The Letter Agreement further provides, among other things, that, without the prior approval of a majority of the directors on HRG’s Board (other than the Leucadia designees), Leucadia and its affiliates will not acquire additional shares or voting rights of HRG that would increase Leucadia’s beneficial ownership above 27.5% of the voting power of HRG’s outstanding securities. The Letter Agreement also restricts Leucadia’s and its affiliates’ ability to make certain proposals or solicit such proxies and limits their ability to sell Leucadia’s investment in HRG to counterparties who hold, or after giving effect to a sale, would hold, in excess of 4.9% of HRG’s voting stock (subject to certain exceptions). Leucadia also agreed to vote in favor of the slate of directors nominated by a majority of HRG’s Board (other than the Leucadia designees). The terms of the Letter Agreement, including the provisions described above, last until March 18, 2016. In connection with the March 2014 transaction with Leucadia, under the terms of an existing registration rights agreement, the HCP Stockholders transferred a portion of their rights under the registration rights agreement with respect to the shares of Common Stock that Leucadia acquired and HRG entered into a Registration Right Acknowledgment among it, the HCP Stockholders and Leucadia, acknowledging such transfer.

In December 2013, FGL completed an initial public offering of 9.75 million shares of common stock, and the underwriters exercised their option to purchase from FGL an additional 1.46 million shares of common stock, at a price of $17.00 per share. Jefferies LLC (“Jefferies”), one of the participating underwriters, is a wholly owned subsidiary of Leucadia, which, through subsidiaries, beneficially owns more than 10% of HRG’s outstanding shares of Common Stock. The underwriters in FGL’s completed initial public offering received aggregate discounts and commissions paid by FGL of $12.9 million, a portion of which was paid to Jefferies as a participating underwriter.

During Fiscal 2014, FGL, a subsidiary of HRG, invested in collateralized loan obligations (“CLOs”) issued by affiliates of Fortress Investment Group LLC, which, through affiliates, has acquired an ownership interest greater than 10% ownership in HRG as of September 30, 2014. The CLOs had an aggregate total carrying value of $205 million as of March 31, 2015.

Since the beginning of Fiscal 2014, HRG completed five Rule 144A/Regulation S offerings of debt securities. Jefferies, one of the participating initial purchasers in each offering (that received portion of the fees in connection with such offerings), is a wholly owned subsidiary of Leucadia, which, through subsidiaries, beneficially owns more than 10% of HRG’s outstanding shares of Common Stock. The offerings were for: (i) 7.750% Senior Notes due 2022 in each of January 2014, September 2014 and May 2015, with aggregate fees paid to the initial purchasers of $4.0 million, $2.5 million and $1.75 million, respectively; and (ii) 7.875% Senior Secured Notes due 2019 in each of April 2015 and May 2015, with aggregate fees paid to the initial purchasers of $1.25 million and $2.0 million, respectively.

In May 2015, Spectrum Brands, a majority-owned subsidiary of HRG, completed offerings of: (i) $1.0 billion aggregate principal amount of its 5.750% Senior Notes due 2025 (for which Jefferies acted as one of the several initial purchasers); and (ii) 6,216,216 shares of its common stock (for which Jefferies acted as one of the several underwriters). Each of these offerings was used to finance the acquisition (the “AAG Acquisition”) of Armored AutoGroup Parent Inc. (“AAG”) and to pay related costs, fees and expenses, including funding the discharge and/or repayment of substantially all of AAG’s outstanding indebtedness as of the closing of the AAG Acquisition. The aggregate fees to the initial purchasers and the underwriters in these offerings (of which, in each case, Jefferies received a portion) was $17.5 million and $11.7 million, respectively. In addition, an affiliate of Jefferies was one of several lenders that committed an aggregate of $1.5 billion in conditional bridge loan financing in connection with the AAG Acquisition (of which Jefferies’ commitment comprised $225.0 million). The bridge loan financing was ultimately not required to be drawn upon, because these offerings yielded enough aggregate proceeds to fund their intended purposes.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In accordance with Sarbanes-Oxley, the Audit Committee Charter provides that the Audit Committee of our Board has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services, so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. The Audit Committee has also delegated pre-approval to the Audit Committee Chairman to pre-approve audit services of up to $200,000 and certain permitted non-audit services up to $50,000 per engagement; however, any services pre-approved by the Audit Committee Chairman must be reported to the full Audit Committee at its next meeting.

The table below sets forth the professional fees we paid to our independent registered public accounting firm for professional services rendered: (i) during Fiscal 2014 to the Company, FS Holdco II Ltd. (excluding FGL), HGI Energy Holdings, LLC (“HGI Energy”) and HGI Funding LLC (“HGI Funding”) and (ii) during Fiscal 2013 to the Company, HGI Funding, FGL and HGI Energy. Professional fees paid for such services by our other reporting affiliates, FGL and its subsidiaries (for Fiscal 2014), Spectrum Brands and its subsidiaries and Zap.Com, are disclosed in such affiliates’ Annual Reports on Form 10-K or amendments thereto.

	For Fiscal 2014	For Fiscal 2013
Audit fees	$2,718,000	$7,080,100
Audit-related fees	18,000	5,000
Tax fees	85,000	150,000
All other fees	—	—

Total fees	$2,821,000	$7,235,100

•

Audit Fees are fees for professional services for the audit of the consolidated financial statements included in Form 10-K and the review of the consolidated financial statements included in Form 10-Qs or services that are provided in connection with statutory and regulatory filings or engagements, such as statutory audits required for certain foreign subsidiaries.

•	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements.

•	Tax Fees are fees for tax compliance, tax advice and tax planning.

•	All Other Fees are fees, if any, for any services not included in the first three categories.

ANNEX A

Amendment to HRG Group, Inc.

Certificate of Incorporation

ARTICLE XII — RESTRICTIONS ON TRANSFER AND OWNERSHIP

(a) Purpose. It is in the best interests of the Corporation and its stockholders that certain restrictions on the Transfer of Corporation Securities (each defined below) be established, as more fully set forth in this Article XII, as any such Transfer may threaten the preservation of certain tax attributes.

(b) Definitions. As used in this Article XII only, the following capitalized terms shall have the following respective meanings (and any references to any portions of Treasury Regulation Section 1.382-2T shall include any amendment thereto and any successor provisions):

“Acquire” means the acquisition, directly or indirectly, of ownership of Corporation Securities by any means, including, without limitation, (i) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Corporation Securities, (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic benefits of ownership of Corporation Securities, or (iii) any other acquisition or transaction treated under Section 382 of the Code as a direct or indirect acquisition (including the direct or indirect acquisition of an ownership interest in a Substantial Holder) of ownership of such Corporation Securities, which shall include acquisitions by operation of law. The terms “Acquires” and “Acquisition” shall have the same meaning, mutatis mutandis.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Corporation Securities” means (i) shares of Common Stock, (ii) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), and (iii) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to acquire Corporation Securities.

“Disposition” means, with respect to any Person other than the Corporation, the sale, transfer, exchange, assignment, liquidation, conveyance, pledge, abandonment, distribution, contribution, or other disposition or transaction treated under Section 382 of the Code as a direct or indirect disposition or transfer (including the disposition of an ownership interest in a Substantial Holder). A “Disposition” also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Section 1.382-4(d)(9)).

“Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation Section 1.382-2T(g), (h) (without regard to the rule that treats stock of an entity as to which the constructive ownership rules apply as no longer owned by that entity), (j) and (k).

“Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or “entity” within the meaning of Treasury Regulation Section 1.382-3 (including, without limitation, any group of Persons treated as a single entity under such regulation); provided, however, that a Person shall not mean a Public Group.

“Public Group” has the meaning set forth in Treasury Regulation Section 1.382–2T(f)(13).

“Substantial Holder” means a Person (including, without limitation, any group of Persons treated as a single “entity” within the meaning of Treasury Regulation Section 1.382-3) that (i) holds, owns or has any right in Corporation Securities representing a Percentage Stock Ownership (including indirect and constructive ownership, as determined under applicable Treasury Regulations) in the Corporation of at least 4.9% or (ii) that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g)(1).

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means any direct or indirect Acquisition or Disposition of Corporation Securities.

“Treasury Regulation” means any Treasury regulation, in effect from time to time, promulgated under the Code.

(c) Transfer Limitations.

(i) No Person shall be permitted to make a Transfer, whether in a single transaction (with any transactions occurring on the same day being treated as a single transaction) or series of related transactions, and any such purported Transfer will be void ab initio, (A) to the extent that after giving effect to such purported Transfer (i) the purported transferee or any other Person by reason of the purported transferee’s Acquisition would become a Substantial Holder, or (ii) the Percentage Stock Ownership of a Person that, prior to giving effect to the purported Transfer (or any series of Transfers of which such Transfer is a part), is a Substantial Holder would be increased, or (B) if before giving effect to such purported Transfer the purported transferor is a Substantial Holder described in clause (ii) of the definition of “Substantial Holder” (any such purported Transfer described in clause (A) or (B), a “Prohibited Transfer”).

(ii) The restrictions set forth in Section (c)(i) of this Article XII shall not apply to a proposed Transfer, and a Transfer shall not be treated as a Prohibited Transfer hereunder, if the transferor or the transferee obtains approval of the proposed Transfer by the Board of Directors (at a meeting of the Board of Directors or by written consent of the Board of Directors). As a condition to granting its approval pursuant to this Section (c)(ii) of this Article XII, the Board of Directors may, in its sole discretion, require and/or obtain (at the expense of the transferor and/or transferee) such documentation, information and action, if any, as it determines, including, without limitation, representations and warranties from the transferor and/or transferee, such opinions of counsel to be rendered by counsel selected by (or acceptable to) the Board of Directors, and such other advice, in each case as to such matters as the Board of Directors determines in its sole discretion is appropriate.

(iii) The restrictions set forth in Section (c)(i) of this Article XII shall not preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. (or any other national securities exchange or other exchange on which the Corporation Securities are then traded) in the Corporation Securities, it being understood, however, that any such settlement shall not negate or otherwise affect the treatment of a Transfer as a Prohibited Transfer hereunder.

(iv) The restrictions set forth in Section (c)(i) of this Article XII shall not apply to a proposed Transfer, and a Transfer shall not be treated as a Prohibited Transfer hereunder, if, at the time the proposed Transfer is effected, the Board of Directors has reasonably determined that no Tax Benefits of the Corporation may be carried forward.

(d) Treatment of Excess Securities.

(i) (A) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities that are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities, to receive dividends or distributions, whether liquidating or otherwise, in respect thereof and to effect any Transfer thereof. Once the Excess Securities have been acquired in a Transfer that is in accordance with this Section (d) of this Article XII and is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section (d) of this Article XII shall also be a Prohibited Transfer.

(B) The Corporation may require, including but not limited to as a condition to the registration of the Transfer of any Corporation Securities or the payment of any dividend or distribution on any Corporation Securities, that the proposed transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Section (d) of this Article XII, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed transferee or payee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article XII as a condition to registering any Transfer or paying any dividend or distribution.

(ii) (A) If a Prohibited Transfer has occurred: (1) the Prohibited Transfer and, if applicable, the registration of such Prohibited Transfer, shall be void ab initio and have no legal effect and (2) upon written demand by the Corporation, the Purported Transferee (if identified by the Corporation or otherwise) shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated and controlled by the Board of Directors (the “Agent”).

(B) In the case of a Prohibited Transfer described in Section (c)(i)(A) of this Article XII, the Agent shall thereupon sell to a buyer or buyers the Excess Securities transferred to it pursuant to this Section (d)(ii) of this Article XII in one or more arm’s-length transactions (including over a national securities exchange on which the Corporation Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities; provided further that any such sale must not constitute a Prohibited Transfer. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon identify and sell any non-cash consideration to a buyer or buyers in one or more arm’s-length transactions (including over a national securities exchange, if possible), except to the extent the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section (d)(iii) of this Article XII if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(C) In the case of a Prohibited Transfer described in Section (c)(i)(B) of this Article XII, the purported transferor of Excess Securities in such Prohibited Transfer (the “Purported Transferor”) shall deliver to the Agent the sale proceeds from the Prohibited Transfer (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon identify and sell any non-cash consideration to a buyer or buyers in one or more arm’s-length transactions (including over a national securities exchange, if possible). If the identity of the Purported Transferee is determined (by the Corporation), the Agent shall, to the extent possible, return to the Purported Transferor any certificate or evidence of ownership of Excess Securities together with any Prohibited Distributions received by the Agent pursuant to this Section (d)(ii) of this Article XII, and shall reimburse the Purported Transferee up to an amount paid by such Purported Transferee for the Excess Securities in the Prohibited Transfer, such reimbursement to be made from (and limited to) the sale proceeds received by the Agent from the Purported Transferor (and the net proceeds realized by the Agent from the disposition of any non-cash consideration). If the identity of the Purported Transferee is not determined, or to the extent the Excess

Securities have been resold and thus cannot be returned to the Purported Transferor, the Agent shall use the proceeds received by the Agent from the Purported Transferor (and the net proceeds realized by the Agent from the disposition of any non-cash consideration) to acquire on behalf of the Purported Transferor, in one or more arm’s-length transactions (including over a national securities exchange on which the Corporation Securities may be traded, if possible), an equal amount of Corporation Securities in replacement of the Excess Securities sold; provided, however, that to the extent the amount of proceeds is not sufficient to fund the purchase price of such Corporation Securities and the Agent’s costs and expenses (as described in Section (d)(iii) of this Article XII), the Purported Transferor shall promptly fund such deficiency upon demand by the Agent.

(D) In the case of a Prohibited Transfer that is described in both Sections (c)(i)(A) and (c)(i)(B) of this Article XII, the procedures set forth in Section (d)(ii)(C) of this Article XII shall apply.

(iii) Except for Prohibited Distributions that are to be returned to the Purported Transferor in accordance with Section (d)(ii)(C) of this Article XII, the Agent shall apply any proceeds or any other amounts received by it by and in accordance with Section (d) of this Article XII as follows:

(A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Prohibited Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer); and

(C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) (“Section 501(c)(3)”) selected by the Board of Directors; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 4.9% or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more unrelated organizations qualifying under Section 501(c)(3) selected by the Board of Directors, such that no organization qualifying under Section 501(c)(3) shall possess Percentage Stock Ownership in the Corporation of 4.9% or more.

(D) The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (B) above. Except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder, in no event shall the proceeds of any sale of Excess Securities pursuant to this Section (d) of this Article XII inure to the benefit of the Corporation.

(iv) If the Purported Transferee or the Purported Transferor fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a demand pursuant to Section (d)(ii) of this Article XII, then the Corporation shall, in such manner and at such time, as determined by the Board of Directors, use its best efforts to enforce the provisions hereof, which may include the institution of legal proceedings to compel the surrender. Nothing in this Section (d)(iv) of this Article XII shall (a) be deemed inconsistent with any Prohibited Transfer of the Excess Securities provided in this Article XII being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand.

(v) In the event of any Prohibited Transfer that does not involve a transfer of Corporation Securities within the meaning of the Delaware General Corporation Law and that is not a Prohibited Transfer pursuant to Section (c)(i)(B) of this Article XII, the application of Section (d)(ii)-(iv) of this Article XII shall be modified as described in this Section (d)(v) of this Article XII. In such case, no such Purported Transferee shall be required to dispose of any interest that is not a Corporation Security, but such Purported Transferee and/or any Person whose ownership of Corporation Securities is attributed to such Purported Transferee (such Purported Transferee or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Corporation Securities (which Corporation Securities shall be disposed of in the inverse order in which they were acquired) to cause such Purported Transferee, following such disposition, not to be in violation of this Article XII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Corporation Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section (d)(ii)-(iv) of this Article XII, except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the Prohibited Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the Prohibited Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due to such Remedial Holder. The purpose of this Section (d)(v) of this Article XII is to extend the restrictions in Section (d)(ii)-(iv) of this Article XII to situations in which there is a Prohibited Transfer without a direct Transfer of Corporation Securities, and this Section (d)(v) of this Article XII, along with the other provisions of this Article XII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(e) Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article XII who knowingly violates the provisions of this Article XII and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(f) Bylaws; Legends; Compliance.

(i) The Bylaws may make appropriate provisions to effectuate the requirements of this Article XII.

(ii) All certificates (including global certificates) issued by the Corporation representing Corporation Securities shall bear a conspicuous legend substantially in the form as follows:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS PURSUANT TO ARTICLE XII OF THE AMENDED CERTIFICATE OF INCORPORATION OF HRG GROUP, INC., AS IT MAY BE AMENDED FROM TIME TO TIME. THE CORPORATION WILL FURNISH A COPY OF ITS AMENDED CERTIFICATE OF INCORPORATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(iii) The Corporation shall have the power to make appropriate notations upon its stock transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article XII for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system.

(iv) The Board of Directors shall have the power to decide all matters necessary for determining compliance with this Article XII, including, without limitation, determining (A) the identification of Substantial Holders, (B) whether a Transfer is a Prohibited Transfer, (C) the Percentage Stock Ownership of any Substantial Holder or other Person, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee or Purported Transferor pursuant to this Article XII, (F) to interpret any provision of this Article XII, and (G) any other matter that the Board of Directors determines to be relevant. The good faith determination of the Board of Directors on such matters shall be conclusive and binding on all persons and entities for the purposes of this Article XII.

(g) Severability. If any provision or provisions of this Article XII shall be held invalid, illegal or unenforceable as applied to any person or entity or circumstances for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(h) The restrictions on transfer and ownership imposed by this Article XII will expire on the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if the Board of Directors reasonably determines that such restrictions are no longer necessary or desirable for the preservation of Tax Benefits.

ANNUAL MEETING OF STOCKHOLDERS OF

HRG GROUP, INC.

July 13, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at www.hrggroup.com under the heading “Annual Meeting and Materials.”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢	20330300000000000000 3	071315

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: ¡ Joseph S. Steinberg ¡ Curtis A. Glovier ¡ David M. Maura		2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2015.	☐	☐	☐
			3.	To approve amendments to our Certificate of Incorporation to preserve certain tax benefits.	☐	☐	☐

☐ FOR ALL EXCEPT (See instructions below)

The Board recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed, or if no choice is specified, it will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. The proxies are authorized to vote upon such other business, including adjournments, as may properly come before the meeting and any postponement or adjournment thereof.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:       Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF STOCKHOLDERS OF

HRG GROUP, INC.

July 13, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Votes submitted by telephone/Internet must be received by 11:59 p.m., Eastern Time, on July 12, 2015.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

Proxy cards submitted by mail must be received by 5:00 p.m., Eastern Time, on July 10, 2015.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at www.hrggroup.com under the heading “Annual Meeting and Materials.”

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢	20330300000000000000 3	071315

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: ¡ Joseph S. Steinberg ¡ Curtis A. Glovier ¡ David M. Maura		2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2015.	☐	☐	☐
			3.	To approve amendments to our Certificate of Incorporation to preserve certain tax benefits.	☐	☐	☐

☐ FOR ALL EXCEPT (See instructions below)

The Board recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed, or if no choice is specified, it will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. The proxies are authorized to vote upon such other business, including adjournments, as may properly come before the meeting and any postponement or adjournment thereof.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:       Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

		0	¢
HRG GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS - JULY 13, 2015

This proxy is solicited by the Board of Directors for use at the HRG Group, Inc. Annual Meeting of Stockholders on July 13, 2015 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 15, 2015, receipt of which is hereby acknowledged, does hereby appoint and constitute Ehsan Zargar and Thomas A. Williams, each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of HRG Group, Inc. (the “Company”) to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064, on July 13, 2015, beginning at 10:00 a.m., Eastern Time, and at any postponement or adjournment thereof, with respect to all of the shares of the Company’s common stock, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all of the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. These proxies are authorized to vote in their discretion upon such other business as may properly come before the 2015 Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

(Continued and to be signed on the reverse side.)

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